Exhibit 99.1

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UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re:
FOR PUBLICATION
MOTORS LIQUIDATION COMPANY, f/k/a
GENERAL MOTORS CORPORATION, et al.,	Chapter 11

Case No. 09-50026 (MG)
Debtors.	(Jointly Administered)

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MEMORANDUM OPINION AND ORDER CONCLUDING THAT THE SIGNATORY

PLAINTIFFS AND THE GUC TRUST MUST SATISFY CIVIL RULE 23 FOR THE

PROPOSED SETTLEMENT TO BE APPROVED AND DENYING THREE PENDING

MOTIONS WITHOUT PREJUDICE

A P P E A R A N C E S:

DRINKER BIDDLE & REATH LLP

Counsel for the GUC Trust

1177 Avenue of the Americas, 41st Floor

New York, New York 10036

By:     Kristen K. Going, Esq.

BROWN RUDNICK LLP

Designated Counsel for the Ignition Switch

Plaintiffs and Certain Non-Ignition Switch

Plaintiffs in the Bankruptcy Court

Seven Times Square

New York, NY 10036

By:     Edward S. Weisfelner, Esq.

 Howard S. Steel, Esq.

PAUL, WEISS, RIFKIND, WHARTON &

GARRISON LLP

Counsel for General Motors LLC

1285 Avenue of the Americas

New York, New York 10019

By:     Paul Basta, Esq.

 Aidan Synnott, Esq.

 Kyle J. Kimpler, Esq.

 Sarah Harnett, Esq.

 Dan Youngblut, Esq.

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KING & SPALDING LLP

Counsel for General Motors LLC

1185 Avenue of the Americas

New York, NY 10036

By:     Arthur Steinberg, Esq.

 Scott Davidson, Esq.

MARTIN GLENN

UNITED STATES BANKRUPTCY JUDGE

I.     INTRODUCTION1

This matter involves the continuing saga ensuing from General Motors Corporation’s (“Old GM”) failure to disclose serious vehicle safety defects in more than 11 million cars that it manufactured before Old GM’s bankruptcy on June 1, 2009. Old GM knew about the defects but did not disclose them to car buyers, regulators or the public, and most relevant to the bankruptcy case, Old GM did not disclose to the owners of defective vehicles that they had to file claims against Old GM for personal injuries, wrongful death, property damage and economic losses caused or contributed to by the defects before the bankruptcy claims bar date–November 30, 2009. On July 5, 2009, the bankruptcy court approved the sale of substantially all of Old GM’s assets to General Motors LLC (“New GM”) in a section 363 sale. The sale closed on July 10, 2009 and, fortunately, New GM continues to prosper.

Beginning in February 2014, New GM began recalling cars due to a potentially lethal defect in their ignition switches. As recounted in a Second Circuit opinion, “from February until October 2014, new GM would issue over 60 recalls, with the number of affected vehicles in the United States alone surpassing 25 million.” See Elliott v. General Motors LLC (In re Motors Liquidation Co.), 829 F.3d 135, 148 (2d Cir. 2016) (hereinafter, “Elliott”). Old GM’s Chapter 11 Plan was confirmed by the bankruptcy court on March 29, 2011, well before disclosure of the

[1]	Capitalized terms in the Introduction are defined below.

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serious product defects and well past the bar date for filing proofs of claim. The Chapter 11 Plan authorized the creation of the GUC Trust to oversee the claims allowance process and distribute assets for the benefit of Old GM’s unsecured creditors pursuant to the terms of the GUC Trust Agreement. See In re Motors Liquidation Co., 529 B.R. 510, 536 (Bankr. S.D.N.Y. 2015), aff’d. in part and rev’d in part sub nom. Elliott, 829 F.3d 135.

Soon after New GM’s initial recall, many class-action lawsuits and thousands of individual lawsuits were filed against New GM, claiming that the defects caused wrongful death, personal injuries, property damage and economic losses. The cases filed in federal courts were transferred to Judge Jesse M. Furman in the U.S. District Court for the Southern District of New York for pretrial proceedings (the “MDL”).2

In 2015, after the vehicle defects were disclosed, the bankruptcy court addressed the issue of whether parties injured by the previously undisclosed defects could recover from the GUC Trust. The bankruptcy court concluded, among other things, that the confirmed Chapter 11 Plan was substantially consummated, and any effort to recover damages from the GUC Trust for previously unasserted claims was equitably moot. In re Motors Liquidation Co., 529 B.R. at 510. The Second Circuit in Elliott stated that “the amount of purportedly barred liabilities was substantial—an estimated $7 to $10 billion in economic losses, not to mention damages from pre-closing accidents.” 829 F.3d at 150.

[2]

New GM has settled many of the personal injury and wrongful death claims. A recent letter dated August 20, 2018 from New GM’s counsel in the MDL to Judge Furman reports on the status of New GM’s settlement efforts. See In re General Motors LLC Ignition Switch Litigation, 1:14-md-02543-JMF, ECF Doc. # 5944. The letter states that “New GM and various plaintiffs have settled claims related to 2,049 claimants in MDL 2543, with 1,470 of those claimants having been dismissed with prejudice thus far. . . . Excluding the above 2,049 settled claims, a total of 957 personal injury and wrongful death claims remain pending in MDL 2543.” (Id. at 2.) Exhibit B to the letter lists an additional 53 personal injury and wrongful death cases pending in state courts across the country.

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Utilizing the theory of follow the money, the injured parties (the “Claimants”) focused their efforts on claims against New GM, on a variety of theories including successor liability. New GM expressly assumed liability for personal injury, wrongful death and property damage claims caused by Old GM’s misconduct for accidents that occurred after New GM acquired the assets of Old GM (“Post-Sale Accidents”). New GM did not, however, assume liability for personal injury, wrongful death and property damage claims for accidents that occurred before New GM acquired Old GM’s assets (“Pre-Sale Accidents”). Nor did New GM assume liability for any economic losses resulting from defective vehicles manufactured by Old GM. The MDL proceeding has been carefully and methodically addressing the issues in hundreds of individual and putative class-action lawsuits against New GM.3 The Pre-Sale Accident claimants and the economic loss claimants now seek to recover from the GUC Trust, the successor of Old GM’s estate with respect to unsecured claims.

The Second Circuit’s July 2016 Elliott decision affirmed in part and reversed in part earlier bankruptcy court rulings. In the portion of Elliott most relevant to the issues now before this Court, the Second Circuit addressed the bankruptcy court’s decision “that relief for would-be claims against the GUC Trust was equitably moot.” 829 F.3d at 166. On the issue of equitable

[3]

See, e.g., In re Gen. Motors LLC Ignition Switch Litig., No. 14-MC-2543 (JMF), 2018 WL 4351892, at *2 (S.D.N.Y. Sept. 12, 2018) (resolving “whether ‘manifest defect’ is required for Plaintiffs to recover for their economic losses under the laws of twenty-seven jurisdictions; (2) whether Plaintiffs can recover damages for their ‘lost time’ (for example, time lost in repairing their vehicles) under the laws of forty-seven jurisdictions; and (3) whether the existence of a contract or an adequate legal remedy bars Plaintiffs’ unjust enrichment claims under the laws of ten jurisdictions” (emphasis in original)). In each of two earlier opinions, the district court addressed the law in many other jurisdictions. See In re Gen. Motors LLC Ignition Switch Litig., 257 F. Supp. 3d 372, 423 (S.D.N.Y. 2017) (“FACC Op.”), modified on reconsideration, No. 14-MC-2543 (JMF), 2017 WL 3443623 (S.D.N.Y. Aug. 9, 2017) (examining the laws in Alabama, Illinois, Massachusetts, Michigan, New York, Pennsylvania, Texas and Wisconsin); In re Gen. Motors LLC Ignition Switch Litig., No. 14-MD-2543 (JMF), 2016 WL 3920353 at *36 (S.D.N.Y. July 15, 2016) (“TACC Op.”) (examining the laws in California, District of Columbia, Florida, Louisiana, Maryland, Missouri and Oklahoma).

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mootness, the Second Circuit vacated the bankruptcy court’s ruling, concluded that the ruling was advisory, and remanded to the bankruptcy court. The court explained:

Neither GUC Trust nor Old GM are parties to the multi-district litigation now ongoing in the district court. Only one defendant is named: New GM. Likewise, as GUC Trust confirmed at oral argument, plaintiffs have not filed any proofs of claim with GUC Trust, nor have they even asked the bankruptcy court for permission to file late proofs of claim or to lift the bar date, as would be required before relief could be granted.

Id. at 168.

The Second Circuit further explained:

Instead, it appears from the record that GUC Trust became involved at New GM’s behest. New GM noted “well there is a GUC Trust” and suggested that because the Sale Order’s bar on successor liability, any claims remained with Old GM and thus GUC Trust. But New GM has not sought to implead and bring cross-claims against GUC Trust in the multi-district litigation under Federal Rule of Civil Procedure 14 or to do the same in the Groman Plaintiffs’ adversary proceeding in bankruptcy under Federal Rule of Bankruptcy Procedure 7014.

Id. at 168-69 (record citation omitted) (emphasis in original).

As this excerpt from the Second Circuit opinion shows, New GM sought to use the GUC Trust as a foil against claims that New GM is liable for defects in vehicles manufactured by Old GM by arguing that the GUC Trust is liable.4 But the tables have now turned. For the last several years, the Claimants injured by Old GM-manufactured vehicles, no longer burdened by an equitable mootness ruling, have been seeking to assert and recover late claims in Old GM’s bankruptcy case. For too long, the GUC Trust, “at New GM’s behest,” id., worked to thwart the

[4]

New GM’s counsel has continued to make this argument in proceedings in this Court. (See ECF Doc. # 12981, at 64, (New GM argues in brief that “[t]o the extent Plaintiffs can prove that they are entitled to any relief, the appropriate remedy is to permit them to seek allowance of an unsecured claim against the Old GM bankruptcy estate . . . ..”); (ECF Doc. # 13048, at 36 (New GM argues in brief that “To the extent they had any claim, it was against Old GM and they retained that claim after the 363 Sale.”).

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Claimants’ efforts to recover compensation for their injuries.5 That situation is now changed. The GUC Trust has been working constructively with the Claimants to develop a program that will expeditiously provide a mechanism for potentially millions of Claimants to be compensated for their injuries. Rather than working cooperatively with the GUC Trust and Claimants to facilitate a fair resolution of claims, New GM has worked assiduously to torpedo efforts to streamline a workable claims resolution process.

What is clear is that the Claimants injured by Old GM-manufactured vehicles may have a source of recovery—namely, New GM—without requiring Old GM’s creditors who have already received distributions to pay back distributions, and without any finding of successor liability or wrongdoing by New GM. How so? The confirmed Chapter 11 Plan and Sale Order contain an “accordion” feature, which provides that New GM is required to issue “Adjustment Shares” to the GUC Trust if allowed unsecured claims exceed $35 billion dollars.6 If that occurs, the injured parties could recover from the GUC Trust without any finding of wrongdoing or successor liability of New GM.7 As things currently stand, allowed unsecured claims total $31.85 billion and Claimants assert that their claims exceed over $7 billion. See Elliot, 829 F.3d at 150. Thus, if Claimants’ claims are allowed, it appears possible that the accordion will be triggered.

[5]

In December 2017, this Court conducted a trial on the issue of whether the Court could enforce an earlier unsigned settlement agreement between the Signatory Plaintiffs and the GUC Trust. The night before that agreement was supposed to be signed, New GM’s counsel persuaded the GUC Trust to walk away from the settlement that the Signatory Plaintiffs and the GUC Trust has spent months negotiating and drafting. The Court noted that the conduct of New GM and the GUC Trust was “very troubling.” In re Motors Liquidation Co., 580 B.R. 319, 324 (Bankr. S.D.N.Y. 2018). It was. Following trial, the Court issued its Memorandum Opinion and Order denying the Signatory Plaintiffs’ motion to enforce the unsigned settlement agreement. Id. at 364. The Court also made clear that it did not condone the GUC Trust and GUC Trust’s counsel “pulling the rug out from under” the Signatory Plaintiffs “at the eleventh hour.” Id. at 327. Wilmington Trust subsequently changed the GUC Trust’s senior leadership, and retained new counsel. The parties began working on a new settlement agreement that is the subject of the pending motions.

[6]

The number of shares New GM would be required to issue increases depending on the total value of allowed unsecured claims, with a maximum number of shares to be issued if allowed unsecured claims reaches or exceeds $42 billion. If this amount is reached, the Claimants calculate that New GM would be required to contribute $1 billion dollars of Adjustment Shares to the GUC Trust.

[7]

Under that scenario, the injured parties would still recover only a fraction of their damages from the GUC Trust. (Claimants argue that they may still press their claims in the MDL against New GM, an argument that New GM strenuously opposes, but that is a matter that Judge Furman must decide.)

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New GM’s phalanx of lawyers has aggressively done everything in its capacity to build roadblocks in the way of the Claimants’ efforts to obtain allowed unsecured claims against the GUC Trust. For its part, the GUC Trust now wants to bring an end to the years of litigation, and to provide for the possibility of recovery by Claimants. Therefore, the GUC Trust has entered into a proposed settlement with the “Signatory Plaintiffs,” a group composed of 549 individuals claiming personal injuries, wrongful death and property damage for Pre-Sale Accidents and 59 individuals claiming economic loss damages; the Signatory Plaintiffs asserting economic loss claims seek to serve as representatives for the millions who own automobiles with one or more alleged defects that were the subject of some of the vehicle recalls in 2014.8 New GM denies direct liability to any of these injured parties. The settlement would permit late claims against the GUC Trust (for personal injury, wrongful death, property damage and economic losses), but leave the determination of the proper amount of aggregate allowed claims to an estimation proceeding under section 502(c), followed by development and court approval of a distribution plan. New GM opposes approval of the settlement for a long list of reasons.

This opinion primarily deals with New GM’s argument that no settlement of economic loss claims for all individuals that suffered an economic loss may be approved unless the economic loss Claimants certify for settlement purposes one or more classes under Bankruptcy

[8]	These numbers have fluctuated as some additional late claimants were added and some were dropped. The current numbers of specifically named late claimants now at issue may be different.

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Rule 7023.9 The GUC Trust and the Signatory Plaintiffs (collectively, the “Movants”) have proposed a settlement construct that, they say, does not require class certification. Their proposed settlement consists of: (i) a notice program, designed to give all potential claimants notice and an opportunity to appear and be heard (“Notice Motion,” ECF Doc. # 14292); (ii) a Bankruptcy Rule 9019 settlement that does not fix the amount of damages, if any, but waives Claimants’ right to recover from anything other than the Adjustment Shares or New GM (if their claims against New GM succeed in the District Court) (“Settlement Motion,” ECF Doc. # 14293); (iii) an estimation proceeding under Bankruptcy Code section 502(c) to estimate aggregate claims for personal injury, wrongful death, property damage and economic losses. The GUC Trust and Signatory Plaintiffs are hopeful that their proposed settlement will (1) require New GM to contribute Adjustment Shares to the GUC Trust (“Estimation Motion,” ECF Doc. # 14294); and (2) lead to a negotiated and court approved distribution plan for recoveries by Claimants who suffered compensable injuries. The proposed settlement construct is creative, using the statutory section 502(c) estimation procedure that is available in a bankruptcy case but not available in the actions pending in the District Court. Moreover, it would no doubt speed the resolution of claims. But, despite New GM’s intransigence and unwillingness to negotiate, the Court agrees with New GM that the settlement construct does not work—Rule 7023 class certification of the economic loss claimants is required before all the economic loss claims can be estimated.

The Court will explain the reasons for this conclusion in greater detail below, but in short, the proposed settlement both compromises and proposes to bind millions of putative

[9]

At a hearing on May 25, 2018, the Court directed counsel to file briefs addressing the “gating issue” of whether Rule 23 class certification is required for the Court to approve the Proposed Settlement. (See ECF Doc. No. 14336.) On June 12, 2018, counsel for the parties filed their briefs. (“New GM Br.,” ECF Doc. No. 14331; “Movants Br.,” ECF Doc. No. 14332.)

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economic loss claimants who are not currently represented in this Court. The GUC Trust seeks instructions from the Court that it may enter into the proposed settlement, authority which the Court may clearly exercise, but that does not answer the question about the procedures that must be followed to approve a settlement that binds all economic loss claimants who have not appeared in the bankruptcy case. If the settlement were part of a proposed chapter 11 plan that was subject to the usual notice, right to be heard, voting requirements, and court approval, class certification probably would not be required. The GUC Trust and Signatory Plaintiffs do not contemplate a plan modification under Bankruptcy Code section 1127, which probably would not be feasible at this point in any event.10 Thus, the Bankruptcy Code and the Bankruptcy Rules’ procedural safeguards that ordinarily make class certification unnecessary in a collective bankruptcy proceeding cannot be used in place of Rule 7023 for achieving a binding settlement. As explained below, section 105, upon which the GUC Trust and Signatory Plaintiffs rely, cannot be used to bypass the existing statute and rules-based procedures for achieving a settlement that binds millions of economic loss claimants.

While the Court expects that New GM will continue its efforts to thwart any settlement that requires New GM to contribute Adjustment Shares, a path forward for the GUC Trust and Signatory Plaintiffs appears viable based on Second Circuit precedent that the parties did not

[10]

At a hearing on July 19, 2018, New GM argued that the Proposed Settlement improperly modifies Old GM’s Chapter 11 Plan. (See ECF Doc. No. 14360, at 31:11–38:10.) The parties were only asked to brief the issue of whether Rule 23 class certification is required, and accordingly, their briefs do not address the plan modification issue. The Court will not consider the modification issue at this time. With that said, the Court notes that, to the extent that the Proposed Settlement alters the Chapter 11 Plan, any harm to New GM appears speculative at this point. Until all Claimants’ claims are estimated and allowed, it is unknown whether New GM will be required to transfer any Adjustment Shares, and even if it is required to do so, whether New GM suffers any economic harm will depend on whether the Claimants are allowed to recover in both this case and in the multidistrict litigation before Judge Furman. Moreover, the alleged alteration may be permitted under New York trust law. See In re Joint Eastern and Southern Districts Asbestos Litigation, 878 F. Supp. 473 (E.D.N.Y. 1995) aff’d sub nom. Del Carpio v. Healey, 100 F.3d 944 (2d Cir. 1996), and aff’d, 100 F.3d 945 (2d Cir. 1996), and aff’d in part, vacated in part, 78 F.3d 764 (2d Cir. 1996).

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address in their briefs. In re Joint Eastern and Southern District Asbestos Litigation arose out of the bankruptcy of Johns-Manville Corporation (“Manville”), an asbestos manufacturer. 982 F.2d 721, 725 (2d Cir. 1992), opinion modified on reh’g, 993 F.2d 7 (2d Cir. 1993). The chapter 11 plan confirmed in Manville’s bankruptcy proceeding created a trust (the “Manville Trust”) “to satisfy the claims of all asbestos health claimants both present and future.” Id. Although the Manville Trust received significant funding, its assets were substantially depleted after only a couple of years of operation. Id. at 26. To resolve this issue, interested parties simultaneously filed a non-opt-out class action complaint pursuant to Rule 23(b)(1)(B) and a proposed settlement. Id. at 728. The proposed settlement required Manville to contribute additional funds to the Manville Trust, established a procedure for distributing funds to the claims’ beneficiaries, and bound “all beneficiaries of the Trust who now have or in the future may have” certain claims against Manville. Id. at 729-730.

When the trial court approved the class action settlement, a number of the Manville Trust’s beneficiaries appealed, arguing that the trial court “lacked personal jurisdiction over absent asbestos disease claimants” because the proposed settlement did not give them the opportunity to opt out. Id. at 732. The objecting beneficiaries relied on Phillips Petroleum Co. v. Shutts, 472 U.S. 797, 811–12 (1985), where the Supreme Court ruled that an absent class action plaintiff may only be bound if the party receives notice, an opportunity to be heard, and an opportunity to “opt out.” The Second Circuit ruled that Shutts was not applicable because, unlike Shutts, the Manville litigation was an action in equity for the restructuring of a trust, and because the trial court could exercise in rem and quasi in rem jurisdiction over the case. In re Joint Eastern and Southern District Asbestos Litigation, 982 F.2d at 735.

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The Court also considered “whether a class action may be used to adjust claims against an insolvent entity that is eligible for bankruptcy protection.” Id. at 736. After reviewing applicable Second Circuit precedent, the Court found that “a mandatory non-opt-out [Rule](b)(1)(B) class action may be used to accomplish some readjustment of creditors’ rights against an insolvent entity, without observing the protections of bankruptcy law.” Id. at 738. This led the Court to:

permit the use of a [non-opt-out (b)(1)(B)] class action in the pending case, so long as there exists . . . appropriate designation of subclasses to provide assurance that the consent of groups of claimants who are being treated differently by the settlement is being given by those who fairly and adequately represent only the members of each group.

Id. at 739. While the Second Circuit went on to find that the proposed settlement did not contain sufficient sub-classes, id. at 739-745, this issue was resolved on remand. See In re Joint E. & S. Dist. Asbestos Litig., 78 F.3d 764, 779 (2d Cir. 1996). These rulings may provide guidance to the parties moving forward.

II.     BACKGROUND

A.	The Proposed Settlement

After the Court refused to enforce the earlier unsigned settlement agreement, see In re Motors Liquidation Co., 580 B.R. at 364, the parties reengaged and negotiated the Proposed Settlement Agreement, dated April 25, 2018. (“Proposed Settlement,” ECF Doc. # 14293-1.)

The key terms of the Proposed Settlement11 are as follows:

(a) GUC Trust. The GUC Trust will:

i.	fund up to $6,000,000 in notice costs following the entry of a Notice Order;

[11]	Terms not defined here are defined in the Proposed Settlement.

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ii.	irrevocably pay $15,000,000 into the Settlement Fund when the Settlement Order becomes final; and

iii.

seek entry of a Claims Estimate Order estimating the aggregate allowed general unsecured claims of the Plaintiffs. In the event the Court estimates the aggregate allowed general unsecured claims of the Plaintiffs, together with all previously allowed general unsecured claims against Old GM, at an amount exceeding $35 billion, the provision of the Sale Agreement (“Sale Agreement,” ECF Doc. #2968) requiring New GM to issue Adjustment Shares will be triggered, and the GUC Trust will promptly direct the Adjustment Shares to the Settlement Fund. The Settlement Amount and Adjustment Shares will be reserved for the exclusive benefit of the Plaintiffs. With the oversight and assistance of Magistrate Judge Cott and subject to approval by this Court, Plaintiffs will determine the overall allocation of the value of the Settlement Fund between economic loss claims, personal injury claims, and wrongful death claims. Plaintiffs will also determine the eligibility criteria for payment to Plaintiffs from the Settlement Fund; this determination will also be subject to the supervision of Magistrate Judge Cott and subject to this Court’s approval. (Movants Br. at 11–12.)

(b) Plaintiffs. In exchange, the Settlement Order, which will only be entered after the Plaintiffs receive notice and an opportunity to be heard, will contain a waiver provision that irrevocably waives and releases all Plaintiffs’ claims against Old GM, the Old GM estate, the GUC Trust, the GUC Trust Administrator, Unitholders, and the Motors Liquidation Company Avoidance Action Trust. (Id. at 11.)

The Proposed Settlement contemplates successive stages. (See the Settlement Motion ¶ 7). First, the Movants will seek approval of the Notice Procedures laid out in the Notice Motion (the “Notice Procedures”), whereby the GUC Trust will provide notice of the Settlement Agreement to all Plaintiffs in order to bind all Plaintiffs, including those who did not execute the Settlement Agreement. (The Notice Motion.) Thereafter, the GUC Trust will seek the Court’s approval of the Proposed Settlement. In the event the Court approves the Proposed Settlement, the GUC Trust will then ask the Court to estimate Plaintiffs’ aggregate allowed General Unsecured Claims on a class wide basis. (The Settlement Motion ¶ 51.) If the Court enters the Proposed Estimation Order and concludes that the Plaintiffs’ claims exceed $35 billion, the GUC Trust will then ask the Court to direct New GM to issue the Adjustment Shares to a Settlement Fund, and the Plaintiffs will establish procedures for asserting claims against the Settlement Fund. (Proposed Settlement § 2.11.) Finally, the Court will decide whether to approve the allocation of the Settlement Fund and the criteria for determining Claimants’ entitlement to the fund. (Id.)

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The core of New GM’s opposition is the broad nature of the Proposed Settlement, and its potential to trigger New GM’s obligation under the Sale Agreement to issue Adjustment Shares (in which case New GM would essentially be responsible for funding the entire Proposed Settlement). The signatory parties to the Proposed Settlement include 549 PIWD (Personal Injury and Wrongful Death) Plaintiffs, who are listed by name on Schedule 2 (Proposed Settlement, 41–46), and 59 “Economic Loss Plaintiffs,”12 who are also listed by name on Schedule 3 (id. at 47–59), or 608 plaintiffs in total. But the Proposed Settlement also seeks to resolve the claims of millions of plaintiffs who are not signatories. It contemplates the provision of procedures including: (i) due process notice, (ii) an opportunity to object to the Proposed Settlement and the estimation of the parties’ claims and (iii) the opportunity to object to the subsequent allocation and distribution methodology. (Movants Br. at 11.) New GM does not dispute that the Movants may settle, estimate and allow the approximately 600 claims that the Signatory Plaintiffs have sought leave to file against the GUC Trust. (New GM Br. at 8.) New GM argues, however, that the Court cannot estimate and allow the unfiled potential claims of the millions of non-signatories who would be bound by the Proposed Settlement (at least not without deciding whether the proposed nationwide classes would be certified under Rule 23). (Id. at 9.) According to New GM, the only claims capable of being settled are those of the individually-named plaintiffs that filed proofs of claim.

[12]

The economic loss claimants covered by the Proposed Settlement all owned their cars prior to July 10, 2009, the closing date of the Sale (the “Closing Date”), and the Proposed Settlement therefore does not affect claimants who purchased used cars after the Sale.

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B.	The Rule 23 Gating Issue

The Rule 23 Gating Issue is whether Rule 23 must be applied to the Proposed Settlement.13 The parties initially entered into the Proposed Settlement on April 25, 2018. Thereafter, on May 2, the GUC Trust filed a motion seeking approval of their proposed Notice Procedures. (The Notice Motion.) On May 3, the GUC Trust filed a motion seeking approval of their settlement agreement, (the Settlement Motion), and a motion seeking estimation of the Plaintiffs’ Claims. (The Estimation Motion.) On May 10, the Court entered an order raising questions regarding the Settlement Agreement with respect to the impact on the PIWD Plaintiffs’ jury trial rights in light of the Proposed Settlement.14 (ECF Doc. # 14301.)

On May 25, the Court held a conference regarding the three pending motions and instructed the parties to brief the issue of whether Rule 23 must be applied to the Proposed

[13]

This issue has been previewed to the Court over the past year and a half, and the Court, New GM, and the GUC Trust, respectively, have all previously expressed apprehension about a settlement that purports to resolve class proofs of claim without first complying with Rule 23 requirements. (See, e.g., ECF Doc. # 14149 ¶ 21 (November 2017 brief in which New GM argues that “[t]he Unexecuted Settlement Agreement has fundamental structural and execution flaws. For example, the Unexecuted Settlement Agreement purported to resolve class proofs of claim without complying with Rule 23. . . . The proposed Claims Estimate Order sought to make findings relating to allowed claims even though millions of proofs of claim were never filed, never authorized to be filed [and] never allowed . . . .”); ECF Doc. # 14170, at 12 (November 2017 brief in which GUC Trust explains that “[t]he GUC Trust agreed to forgo class treatment” only if “the Court was willing to accept that route”); ECF Doc. # 14074 at 21:10–14 (GUC Trust explains to the Court during an August 2017 hearing that one of the reasons it did not sign the original settlement agreement was because “that proposal did not contemplate and the plaintiffs would not agree to a Rule 23 settlement certification”); ECF Doc. # 14134, at 25:3–12 (Court expressing to Plaintiffs’ counsel that “you seem to be hedging about whether there has to be class certification. You made the point that the two proposed late claims from economic loss plaintiffs were filed as proposed class claims . . . . Let’s assume I find, yes, there was a binding settlement agreement that’s reached. What am I supposed to do with respect to estimation? Does it depend upon certification of plaintiff classes for the economic loss plaintiffs? If not, why not?”).

[14]

The Court raised the issue of whether the proposed settlement was “illusory,” since personal injury, wrongful death and property damage claimants reserved their rights to seek jury trials in the district court pursuant to 28 U.S.C. § 157(b)(2)(B) and § 157(b)(5) if they were dissatisfied with the bankruptcy court’s estimation of claims, preventing the bankruptcy court from actually determining the aggregate amount of allowed claims until all district court trials were completed. (See ECF Doc. # 14301 (“At the case management conference on May 25, 2018, counsel should be prepared to discuss whether the proposed settlement is illusory.”).) In response to the issue raised by the Court, the Proposed Settlement was modified. The current form (dated May 22, 2018) incorporates amendments which clarify that the Signatory Plaintiffs will consent to the Court’s estimation of their claims and will waive any jury trial rights with respect to the estimation, allowance, or payment of their claims. (Movants Br. at 13.) The Court is satisfied that the amendments alleviate the Court’s initial concern that the Proposed Settlement was illusory.

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Settlement. In its brief, New GM argues that the Court should not estimate and allow hypothetical unfiled claims of putative class members without first determining whether to certify a class under Rule 23. New GM argues that since the Proposed Settlement seeks to settle, estimate and allow the claims of 11.4 million individuals, Rule 23 must apply. New GM reasons that there is no precedent for settling or allowing the claims of 11.4 million individuals without first certifying a class. In addition, it argues that doing so would violate bankruptcy law and New GM’s contractual rights because the Sale Agreement requires the Court to estimate “aggregate allowed general unsecured claims,” not just “claims,” when determining whether New GM must issue Adjustment Shares. In any estimation proceeding, New GM argues, the Court must consider whether the “claims” the Movants ask the Court to settle and estimate are even capable of being allowed—and it cannot do so if claims are unfiled or if classes are not certified.

The Movants counter that the Court has the authority to proceed under both Bankruptcy Rule 9019 and section 105(a) of the Bankruptcy Code and may approve the Proposed Settlement without applying Rule 23. The Movants argue that the Court has exclusive in rem jurisdiction over the assets of the bankruptcy estate and can, therefore, issue orders to effectuate settlements that will speed the administration of the estate, even if the rights of parties are affected. Moreover, according to the Movants, requiring Rule 23 certification would contravene the fundamental principle that bankruptcy is a collective proceeding and would impose unnecessary restrictions on how the Court can proceed. The Movants emphasize that the Plan and the GUC Trust Agreement allow for the estimation of “claims,” not just “proofs of claim,” and that section 502(c) of the Bankruptcy Code similarly allows for the estimation of “claims” for allowance purposes. The Movants also stress that claimants would all receive due process through

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elaborate Notice Procedures, which would eliminate any concern that noncompliance with Rule 23 might shirk due process requirements. Finally, the Movants argue that New GM lacks standing to assert its defenses.15

To complicate matters, the parties have also raised the issue of whether a ruling in this Court that a Rule 23 certification of economic loss plaintiff classes is required would implicate overlapping issues between this Court and the MDL currently before Judge Furman in the District Court. The MDL concerns litigation brought by pre-closing accident and economic loss plaintiffs against New GM, addressing the same types of claims asserted against Old GM that are before this Court. Judge Furman will also address the Rule 23(b)(3) class certification issues concerning economic loss claimants’ claims against New GM in the MDL.

The Movants argue that the “issues here are distinct from those in the MDL bellwether class certification process,” so “this Court could certify a settlement class without fear of conflict with the major rulings that Judge Furman might make . . . .” (Movants Br. at 30.) The Movants argue that if class certification is required in this Court, class certification is appropriate under

[15]

The Movants’ argument that New GM does not have standing to contest the Rule 23 Gating Issue fails. The Movants’ citation to the Court’s recent decision in In re Motors Liquidation Co., 580 B.R. 319, 340 (Bankr. S.D.N.Y. 2018) is misguided because there, the Court unambiguously held that New GM did not have standing only in the context of whether a contract was formed for which New GM was not a party. In the present action, New GM undisputedly has a stake in the outcome, and the Court has already expressed as much during the most recent hearing. This Court’s holding on the issue of whether the Movants must seek Rule 23 certification has a significant impact on New GM. New GM has prudential, constitutional, and section 1109 standing.

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Rule 23(b)(1), rather than Rule 23(b)(3), raising different issues than certification in the District Court. According to the Movants, there are significant differences between certification in the MDL and certification here because:

(i) there is very little overlap between the [Proposed] Settlement’s Economic Loss Plaintiffs and the MDL class Plaintiffs;16 (ii) only the Settlement Plaintiffs can obtain ‘limited fund’ certification because New GM is not a limited fund; and (iii) even if the Court considers Rule 23(b)(3) in lieu of using Rule 23(b)(1)(B) for a limited fund, certification will be decided under the settlement-mandated structure that does not consider trial manageability factors.

(Id. (citing Amchem Prods., Inc. v. Windsor, 521 U.S. 591, 620 (1997)).)

In its Motion Pursuant to Section 105(a) of the Bankruptcy Code to (A) Stay Certain Proceedings Relating to the Proposed Settlement and (B) Grant Related Relief, New GM strongly argues that the overlap in substance between the Rule 23 issues before this Court and the MDL are “overwhelming and undeniable,” warranting a stay of proceedings related to the Proposed Settlement. (“Stay Br.” ¶ 54, ECF Doc. # 14315.) The Proposed Settlement “presumes the certification of putative economic loss classes containing 11.4 million purportedly ‘common’ claims of the same economic loss claimants who are putative class members in the MDL.” (Id. at ¶ 7.)

C.	Relevant Provisions of the Sale Agreement, Plan, and GUC Trust Agreement

New GM argues, and the Court agrees, that to determine whether the Court can approve the Proposed Settlement without certifying economic loss plaintiff classes, in addition to looking to the relevant sections of the Bankruptcy Code, Bankruptcy Rules and case law, the Court must consider the applicable sections of the Sale Agreement (“Sale Agreement,” ECF Doc. # 2968-2), the Plan (“Plan,” ECF Doc. # 9941-1) and the GUC Trust Agreement (“GUC Trust Agreement,” ECF Doc. # 13332), all of which bear on New GM’s rights.

[16]

The economic loss claimants covered by the Proposed Settlement all owned their Old GM cars prior to the Closing Date, and no cars sold by New GM are at issue in the bankruptcy proceedings or the Proposed Settlement. Thus, the bankruptcy claims brought by pre-Closing Date purchasers necessarily focus exclusively on the conduct of Old GM, whereas the live claims in the MDL concern almost exclusively consumers who purchased their cars after the Closing Date and focus on the conduct of New GM. The only exception is that some “Ignition Switch Plaintiffs,” retain successor liability claims against New GM based on Old GM’s conduct, but the District Court has ruled that 11 of 16 jurisdictions considered so far would not recognize a successor liability claim. The terms “Ignition Switch Plaintiffs” and “Non-Ignition Switch Plaintiffs” are defined terms. See In re Motors Liquidation Co., 571 B.R. 565, 572–74 (Bankr. S.D.N.Y. 2017), aff’d in part & rev’d in part, 2018 WL 2416567 (S.D.N.Y. May 29, 2018).

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This is because a “key objective” of the Proposed Settlement is to “seek the maximum amount of Adjustment Shares and to make the value of the Settlement Fund and the Adjustment Shares available to satisfy, in part, the Plaintiffs’ Claims.”17 (Proposed Settlement ¶ NN.) The process for issuing Adjustment Shares is governed by the Plan, the Sale Agreement and the GUC Trust Agreement. New GM’s obligation to issue Adjustment Shares is addressed in § 3.2(c)(i) of the Sale Agreement. If the Court enters an order at the GUC Trust’s request “finding that the estimated aggregate allowed general unsecured claims against Sellers’ estates exceed $35,000,000.000,” then New GM must issue Adjustment Shares. (Sale Agreement § 3.2(c)(i).)

The Sale Agreement, Plan and GUC Trust Agreement each repeatedly refer to the estimation of “Allowed General Unsecured Claims,” when referring to the Adjustment Shares, and the Side Letter discusses “allowed eligible claims.”18 As New GM’s counsel acknowledged,

[17]

Currently, allowed general unsecured claims against Old GM total $31.86 billion, and thus an estimated $10 billion in additional unsecured claims must be allowed before the issuance of the maximum amount of Adjustment Shares can be triggered. (Stay Br. at 7.)

[18]	See (emphasis added throughout footnote):

Sale Agreement: “Sellers may, at any time, seek an Order of the Bankruptcy Court (the ‘Claims Estimate Order’), which Order may be the Order confirming Sellers’ Chapter 11 plan, estimating the aggregate allowed general unsecured claims against Sellers’ estates. If in the Claims Estimate Order, the Bankruptcy Court makes a finding that the estimated aggregate allowed general unsecured claims against Sellers’ estates exceed $35,000,000,000, then Purchaser will, within five (5) days of entry of the Claims Estimate Order, issue 10,000,000 additional shares of Common Stock (the ‘Adjustment Shares’) to Parent, as an adjustment to the Purchase Price.” (§ 3.2(c)(i).)

Plan: “New GM Stock means the stock of New GM, including any additional shares issued if the Bankruptcy Court determines (to the extent the MSPA requires such determination) that the estimated or actual amount (as provided in the MSPA) of (i) Allowed General Unsecured Claims against the Initial Debtors and (ii) the Allowed Asbestos Trust Claim against the Initial Debtors collectively exceeds $35 billion.” (§ 1.99.); “Purpose of GUC Trust. The GUC Trust shall be established to administer certain post-Effective Date responsibilities under the Plan, including, but not limited to, distributing New GM Securities and resolving outstanding Disputed General Unsecured Claims to determine the amount of Allowed General Unsecured Claims that will be eligible for distribution of their Pro Rata Share of New GM Securities under the Plan.” (§ 6.2(b).)

GUC Trust Agreement: “The GUC Trust Administrator shall take such action, when and as appropriate and in consultation with the GUC Trust Monitor, to determine whether the GUC Trust or the Debtors may be entitled pursuant to the MSPA to receive a distribution of Additional Shares (or any additional distribution of Additional Shares) as a result of the aggregate amount of Allowed General Unsecured Claims exceeding $35 billion, and, if the GUC Trust or the Debtors is so entitled, the GUC Trust Administrator or the Debtors, as applicable, shall take such steps as described in the MSPA to request the issuance of such Additional Shares by General Motors Company to the Debtors, or the GUC Trust, as applicable.” (§ 2.3(d).)

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these provisions only make sense if they contemplate estimation of unliquidated or contingent claims.19 See Bankruptcy Code § 502(c)(1) (“There shall be estimated for purpose of allowance . . . (1) any contingent or unliquidated claim, the fixing of which, as the case may be, would unduly delay the administration of the case . . . .”). The amounts of “allowed claims” have already been fixed and require no estimation.

III.    LEGAL STANDARDS

A.	Claims and Allowance

The basic requirements creditors must meet to benefit from bankruptcy’s collective distribution process are generally uncontroversial, but here these requirements bear acutely on the parties’ dispute. New GM claims that the Court cannot approve the settlement and estimate unfiled hypothetical claims, while the Movants argue that the Court may do so because of its inherent powers to determine the rights of parties to the assets of an estate.

A “creditor” is defined by section 101(10) of the Bankruptcy Code to mean anyone with a provable claim against the debtor’s estate. 11 U.S.C. § 101(10). To participate in a distribution from the debtor’s estate, a creditor must generally file a proof of claim—a written statement setting forth the creditor’s claim. See In re Old Carco LLC, 2013 WL 1856299, at *3 (Bankr. S.D.N.Y. May 2, 2013) (holding that a party was barred from asserting a claim against

Side Letter: Stating the GUC Trust Administrator will request a Claims Estimate Order if it determines that “allowed eligible claims are likely to exceed $35 billion in the aggregate.” (at 38).

[19]

See ECF Doc. # 14360, at 25:6-11 (New GM’s Counsel stated “[a]nd what the word ‘allowed’ in the agreement means is that Your Honor should estimate claims that are capable of being allowed. And our argument is that for a claim to be capable of being allowed, you need to look at whether it’s complied with the bankruptcy rules for being an allowed claim. Under 501, you can only make distributions to an allowed claim. And so, in the absence of that filing requirement, it can never be allowed and it can never count against adjustment shares.”).

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the debtor’s estate because of his failure to file a proof of claim); E*Trade Fin. Corp. v. MarketXT Holdings Corp. (In re MarketXT Holdings Corp.), 336 B.R. 67, 72 (Bankr. S.D.N.Y. 2006) (stating that a party’s “failure to file a claim is fatal to its pretensions to have a continuing participation in existing Claims”). Only filed “allowed claims” are entitled to distribution. See FED. R. BANKR. P. 3021 (stating that “distribution shall be made to creditors whose claims have been allowed . . . .”); see also In re Nutri*Bevco, Inc., 117 B.R. 771, 778 (Bankr. S.D.N.Y. 1990) (holding that parties that do not have “allowed claims against the Chapter 11 estate” were not entitled to receive a distribution under a chapter 11 plan of reorganization).

Bankruptcy Rule 3002 provides that “[a] secured creditor, unsecured creditor, or equity security holder must file a proof of claim or interest for the claim or interest to be allowed, except as provided in Rules 1019(3), 3003, 3004, and 3005.”20 FED. R. BANKR. P. 3002. Section 502 deals with the allowance of claims and states that “[a] claim or interest, proof of which is filed under section 501 of this title, is deemed allowed . . . .” 11 U.S.C. § 502(a) (emphasis added).

Bankruptcy Rule 3003, which deals with the filing of a proof of claim in a chapter 9 or a chapter 11 case, explicitly states that:

Any creditor . . . whose claim or interests is not scheduled or scheduled as disputed, contingent, or unliquidated shall file a proof of claim or interest . . . ; any creditor who fails to do so shall not be treated as a creditor with respect to such claim for the purpose of voting and distribution.

FED. R. BANKR. P. 3003(c)(2). Scheduling the Creditors’ claims under section 521 does not impact the requirements for the Creditors’ participation in the claims allowance process here

[20]

As New GM notes, the exceptions listed in Rule 1019(3) (claims filed before conversion to chapter 7), Rule 3003 (stating that an indenture trustee may file a claim on behalf of bondholders), Rule 3004 (providing that debtor or trustee may file a proof of claim within 30 days of the bar date) and Rule 3005 (providing that guarantor, surety, indorse, or co-debtor may file a proof of claim) are not applicable here. (New GM Br. at 15, n.8.)

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because their claims are unliquidated and contingent. Section 1111 of the Bankruptcy Code provides that a proof of claim “is deemed filed under section 501 . . . for any claim . . . that appears in the schedules . . . except a claim . . . that is scheduled as disputed, contingent, or unliquidated.” 11 U.S.C. § 1111(a). Thus, section 1111(a) only exempts unsecured creditors from the requirement of filing a proof of claim when their scheduled claim is liquidated, undisputed and non-contingent.

B.	Section 105 and Bankruptcy Rule 9014 Do Not Permit the Claimants to Bypass Bankruptcy Rule 7023

The GUC Trust and the Signatory Plaintiffs argue that section 105 of the Bankruptcy Code and Bankruptcy Rule 9019 provide the necessary authority to approve the Proposed Settlement without class certification. (Movants Br. at 8–9.) They do not.

While section 105 provides the bankruptcy court with broad equitable power, it cannot be used to override other mandates of the Bankruptcy Code. The plain language of section 105(a) provides that a bankruptcy court’s exercise of equitable power should be “necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a) (emphasis added). In using the term “provisions” rather than “purposes” or “principles,” the statutory language requires that the exercise of section 105 equitable power be related to another section in the Bankruptcy Code and not merely to an abstract bankruptcy concept, such as fairness and justice. See New England Dairies, Inc. v. Dairy Mart Convenience Stores, Inc. (In re Dairy Mart Convenience Stores, Inc.), 351 F.3d 86, 92 (2d Cir. 2003) (“The statutory language supports this limit on the equitable powers of the bankruptcy court. The equitable power conferred on the bankruptcy court by section 105(a) is the power to exercise equity in carrying out the provisions of the Bankruptcy Code, rather than to further the purposes of the Code generally, or otherwise to do the right thing. This language ‘suggests that an exercise of section 105 power be tied to another Bankruptcy Code section and not merely to a general bankruptcy concept or objective.’” (quoting 2 COLLIER ON BANKRUPTCY ¶ 105.01 (16th ed. 2018))).

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The equitable power of a bankruptcy court under section 105(a) is not unrestrained. “[I]t should be universally recognized that the power granted to the bankruptcy courts under section 105 is not boundless and should not be employed as a panacea for all ills confronted in the bankruptcy case.” 2 COLLIER ON BANKRUPTCY ¶ 105.01 (16th ed. 2018). “Section 105 is not without limits. It does not permit the court to ignore, supersede, suspend or even misconstrue the statute itself or the rules.” GAF Corp. v. Johns-Manville Corp. (In re Johns-Manville Corp.), 26 B.R. 405, 409–10 (Bankr. S.D.N.Y. 1983).

In Law v. Siegel, 571 U.S. 415, 427 (2014), the Supreme Court reaffirmed that the principal restraint on the exercise of equitable power under section 105 is that it cannot contravene another section of the Bankruptcy Code or the applicable rules. In that case, despite the debtor’s misconduct, section 105 did not authorize the bankruptcy court to surcharge the debtor’s exempt asset to pay for administrative expenses because the surcharge violates express sections in the Bankruptcy Code. Id. at 422. The Court emphasized that “[i]t is hornbook law that section 105(a) does not allow the bankruptcy court to override explicit mandates of other sections of the Bankruptcy Code.” Id. at 427.

In Law v. Siegel, the Supreme Court distinguished its earlier decision in Marrama v. Citizens Bank, 549 U.S. 365 (2007), where the Court held that a debtor’s misconduct was a valid basis for a bankruptcy court’s refusal to convert the case from chapter 7 liquidation to chapter 13 reorganization. Id. at 372. While section 706(a) gives the debtor a right to convert the case, section 706(d) mandates that the debtor qualify as a “debtor” under chapter 13. Because section 1307(c) provides that a chapter 13 case can be dismissed “for cause,” the Bankruptcy Code expressly authorizes dismissal for debtor’s bad-faith conduct.

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In this matter, removing the protections of Rule 23 is not “necessary or appropriate” to carry out the provisions of the Code. Before plan confirmation, the Bankruptcy Code and the Bankruptcy Rules include protections for debtors and creditors that, in many instances, make application of Rule 23 unnecessary and indeed inappropriate. For example, section 1141(d)(1)(A) provides that confirmation of the plan discharges the debtor from any debt that arose before confirmation, whether creditors filed proofs of claim or not, provided that those creditors received notice of the case and claims bar date. A discharge of the GUC Trust’s liability to millions of putative claimants is a material part of the Proposed Settlement; Rule 23 provides the means to accomplish that end, but neither section 105 nor Bankruptcy Rule 9019 does so. After confirmation, the Bankruptcy Code does not provide additional authority for discharge of debts that were not discharged by plan confirmation.

Rule 23 certification establishes the procedural rules that must be satisfied before millions of putative claimants may be bound; neither section 105 nor Bankruptcy Rule 9019 does so. The Movants argue that Bankruptcy Rule 9019 vests this Court with broad discretion to approve settlements between adverse parties. (Movants Br. at 6.) But under Bankruptcy Rule 9019, the focus of a bankruptcy court’s analysis of whether to approve a settlement is whether the proposed settlement is fair, equitable and in the best interests of the estate. See In re Dewey & LeBoeuf LLP, 478 B.R. 627, 640–41 (Bankr. S.D.N.Y. 2012) (“A court must determine that a settlement under Bankruptcy Rule 9019 is fair, equitable and in the best interests of the estate before it may approve it.” (citations omitted)). Rule 23, on the other hand, which authorizes entry of a judgment discharging claims, focuses on whether the proposed settlement is fair and reasonable to the plaintiffs—particularly unnamed class members—who will be bound by the settlement.

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Section 105 and Bankruptcy Rule 9019 also do not permit authorizing actions forbidden by the Bankruptcy Code and Rules. As explained elsewhere in this Opinion, section 502 states that “[a] claim or interest, proof of which is filed under section 501 of this title, is deemed allowed . . . .” 11 U.S.C. § 502(a) (emphasis added). And, an unsecured creditor “must file a proof of claim . . . for the claim . . . to be allowed.” FED. R. BANKR. P. 3002; see also FED. R. BANKR. P. 3003(c)(2). (See supra Section III.A.) In the absence of a certified class, unfiled claims cannot be allowed. Approval of the Proposed Settlement utilizing section 105 without class certification would contravene the express provisions of the Bankruptcy Code and Rules, such as section 502(a), section 501, Rule 3002(a), and Rule 3003(c)(2).

Finally, the Court’s equitable power under section 105 cannot render meaningless the contractual language found in the Sale Agreement, Plan, GUC Trust Agreement, and Side Letter. “[S]ection 105 does not allow the bankruptcy court to breathe life into contractual agreements that have expired by their own terms, nor does it permit a bankruptcy court to expand upon agreements incorporated into a plan.” 2 COLLIER ON BANKRUPTCY ¶ 105.05 (16th ed. 2018); see also In re Continental Airlines Corp., 907 F.2d 1500, 1510 (5th Cir. 2012) (“Section 105 of the Bankruptcy Code does not authorize the bankruptcy court to change the terms of a labor settlement agreement . . . , or to require acceptance of certain terms which do not enhance the success of the reorganization as the price for gaining the bankruptcy court’s approval of the bankruptcy portion of the settlement.”). The relevant documents consistently refer to the estimation of “Allowed General Unsecured Claims” when discussing the estimation of possible claims in the context of the issuance of Adjustment Shares. Absent a certified class of economic loss Claimants, the Court cannot estimate and then allow unfiled claims without disregarding the contractual language that determines New GM’s rights.

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C.	Class Claims Under Rule 23

1.	Rule 23

Bankruptcy Rule 7023 applies Federal Rule of Civil Procedure 23 in adversary proceedings. Here, the Court deals not with an adversary proceeding, but rather with contested claims that are part of the claims allowance process. As explained below, the application of Rule 7023 (and, hence, of Rule 23) to the claims allowance process is subject to the discretion of the bankruptcy court. See In re American Reserve Corp., 840 F.2d 487, 488 (7th Cir. 1988). Now faced with more than 11 million potential economic loss claims seven years after the Chapter 11 Plan was confirmed, the Court has no difficulty concluding that Rule 7023 should be applied.

Federal Rule of Civil Procedure 23 “prescribes the requirements for the maintenance or defense of a civil action as a class action and the procedures to be followed in the conduct of such an action.” 10 COLLIER ON BANKRUPTCY ¶ 7023.01 (16th ed. 2018). Rule 23(a) lists four prerequisites to a class action being filed, and states:

One or more members of a class may sue or be sued as representative parties on behalf of all members only if:

(1) the class is so numerous that joinder of all members is impracticable;

(2) there are questions of law or fact common to the class;

(3) the claims or defenses of the representative parties are typical of the claims or defenses of the class; and

(4) the representative parties will fairly and adequately protect the interests of the class.

FED. R. CIV. P. 23(a).

“[A]ssuming the requirements of subdivision (a) have been met, reference must also be made to subdivisions (b) and (c) as to whether the class action may be maintainable.” 10

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COLLIER ON BANKRUPTCY ¶ 7023.02 (16th ed. 2018). For a class action to be maintainable, the court must find that the class action is part of at least one of the three categories of class actions set forth in subdivision (b), which provides:

A class action may be maintained if Rule 23(a) is satisfied and if:

(1) prosecuting separate actions by or against individual class members would create a risk of:

(A) inconsistent or varying adjudications with respect to individual class members that would establish incompatible standards of conduct for the party opposing the class; or

(B) adjudications with respect to individual class members that, as a practical matter, would be dispositive of the interests of the other members not parties to the individual adjudications or would substantially impair or impede their ability to protect their interests;

(2) the party opposing the class has acted or refused to act on grounds that apply generally to the class, so that final injunctive relief or corresponding declaratory relief is appropriate respecting the class as a whole; or

(3) the court finds that the questions of law or fact common to class members predominate over any questions affecting only individual members, and that a class action is superior to other available methods for fairly and efficiently adjudicating the controversy. The matters pertinent to these findings include:

(A) the class members’ interests in individually controlling the prosecution or defense of separate actions;

(B) the extent and nature of any litigation concerning the controversy already begun by or against class members;

(C) the desirability or undesirability of concentrating the litigation of the claims in the particular forum; and

(D) the likely difficulties in managing a class action.

FED. R. CIV. P. 23(b).

Additionally, Rule 23(c)(1)(A) provides that “[a]t an early practicable time after a person sues or is sued as a class representative, the court must determine by order whether to certify the action as a class action.” FED. R. CIV. P. 23(c)(1)(A). Subsection (c)(2) dictates the form of notice to be sent to the class. See FED. R. CIV. P. 23(c)(2).

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Finally, Rule 23(e), as amended effective December 1, 2018, in pertinent part, conditions any dismissal or settlement of a class action upon approval by the court, and directs the procedures to be applied to a proposed settlement or voluntary dismissal of the class action:

(e) Settlement, Voluntary Dismissal, or Compromise.

The claims, issues, or defenses of a certified class—or a class proposed to be certified for purposes of settlement—may be settled, voluntarily dismissed, or compromised only with the court’s approval. The following procedures apply to a proposed settlement, voluntary dismissal, or compromise:

(1) Notice to the Class.

(A) Information That Parties Must Provide to the Court. The parties must provide the court with information sufficient to enable it to determine whether to give notice of the proposal to the class.

(B) Grounds for a Decision to Give Notice. The court must direct notice in a reasonable manner to all class members who would be bound by the proposal if giving notice is justified by the parties’ showing that the court will likely be able to:

(i) approve the proposal under Rule 23(e)(2); and

(ii) certify the class for purposes of judgment on the proposal.

(2) Approval of the Proposal. If the proposal would bind class members, the court may approve it only after a hearing and only on finding that it is fair, reasonable, and adequate after considering whether:

(A) the class representatives and class counsel have adequately represented the class;

(B) the proposal was negotiated at arm’s length;

(C) the relief provided for the class is adequate, taking into account:

(i) the costs, risks, and delay of trial and appeal;

(ii) the effectiveness of any proposed method of distributing relief to the class, including the method of processing class-member claims;

(iii) the terms of any proposed award of attorney’s fees, including timing of payment; and

(iv) any agreement required to be identified under Rule 23(e)(3); and

(D) the proposal treats class members equitably relative to each other.

(3) Identifying Agreements. The parties seeking approval must file a statement identifying any agreement made in connection with the proposal.

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(4) New Opportunity to Be Excluded. If the class action was previously certified under Rule 23(b)(3), the court may refuse to approve a settlement unless it affords a new opportunity to request exclusion to individual class members who had an earlier opportunity to request exclusion but did not do so.

(5) Class-Member Objections.

(A) In General. Any class member may object to the proposal if it requires court approval under this subdivision (e). The objection must state whether it applies only to the objector, to a specific subset of the class, or to the entire class, and also state with specificity the grounds for the objection.

(B) Court Approval Required for Payment in Connection with an Objection. Unless approved by the court after a hearing, no payment or other consideration may be provided in connection with:

(i) forgoing or withdrawing an objection, or

(ii) forgoing, dismissing, or abandoning an appeal from a judgment approving the proposal.

(C) Procedure for Approval After an Appeal. If approval under Rule 23(e)(5)(B) has not been obtained before an appeal is docketed in the court of appeals, the procedure of Rule 62.1 applies while the appeal remains pending.

FED. R. CIV. P. 23(e).21

2.	Class Claims in Bankruptcy

Class actions may be filed in the context of a bankruptcy case through the application of Bankruptcy Rule 7023, which provides, “Rule 23 F. R. Civ. P. applies in adversary proceedings.” FED. R. BANKR. P. 7023. Accordingly, “class adversary proceedings may be commenced in a bankruptcy case provided that the requirements of the various subdivisions of Rule 23 are satisfied.” 10 COLLIER ON BANKRUPTCY ¶ 7023.01 (16th ed. 2018).

[21]

As indicated, Rule 23(c)(2) and (e) have been amended effective December 1, 2018. Rule 23(e), as amended, is quoted in the text. See http://www.uscourts.gov/sites/default/files/2018-04-26-congressional_package_final_posted_to_the_website_0.pdf. The Court believes the amendments should be applied in this case in the event a class certification motion is made, even if a motion is made before December 1, 2018.

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Bankruptcy Rule 9014 gives the court discretion to apply Rule 7023 to a contested matter in bankruptcy. See FED. R. BANKR. P. 9014. In In re American Reserve Corp., 840 F.2d at 493, the Seventh Circuit expressly authorized the filing of class proofs of claim on behalf of potential bankruptcy claimants. The Seventh Circuit held that class proofs of claim could be filed by a putative class representative—where no class was certified in a state court class action—on behalf of similarly situated persons provided that the bankruptcy court first determined that the requirements of Rule 23 were satisfied. See id. at 493–94. The Seventh Circuit based its holding “in part on the . . . premise that the proof of claim procedure is a contested matter under Rule 9014 (which allows the court to direct that any part of the Part VII rules not enumerated therein shall apply) even before an objection is made to the claim.” 4 COLLIER ON BANKRUPTCY ¶ 7023.01 (16th ed. 2017).22

The Second Circuit has yet to take up the issue reviewed by the American Reserve court, but lower courts in the Second Circuit have followed American Reserve, and have consistently held that under Bankruptcy Rule 9014, Rule 23 does not apply automatically to contested matters in bankruptcy such as the claims allowance process, and the decision to extend its application is within a court’s discretion. See, e.g., In re Ephedra Prods. Liab. Litig., 329 B.R. 1, 4 (S.D.N.Y. 2005) (“[C]lass proofs of claim . . . may be allowed in the discretion of the bankruptcy court. In

[22]	In Gentry v. Siegel, the court described the interaction between Rule 7023 and Rule 9014:

Rule 7023, which falls within Part VII of the Bankruptcy Rules governing adversary proceedings, provides simply, “Rule 23 F. R. Civ. P. applies in adversary proceedings.” Recognizing that not all disputed matters in a bankruptcy case rise to the level of an adversary proceeding, Rule 9014, which applies only to “contested matters,” designates certain adversary-proceeding rules that automatically apply to “contested matters.” While the list does not include Rule 7023, Rule 9014 also authorizes the bankruptcy court, on motion, to make “one or more of the other rules in Part VII” applicable to contested matters, which includes Rule 7023.

668 F.3d 83, 88 (4th Cir. 2012).

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exercising that discretion, the bankruptcy court first decides under Rule 9014 whether or not to apply Rule 23, Fed. R. Civ. P., to a ‘contested matter,’ i.e., the purported class claim; if and only if the court decides to apply Rule 23, does it then determine whether the requirements of Rule 23 are satisfied.”); see also In re Musicland Holding Corp., 362 B.R. 644, 650 (Bankr. S.D.N.Y. 2007) (“While class proofs of claim in bankruptcy are not prohibited, the right to file one is not absolute. Federal Civil Rule 23 does not apply automatically to contested matters, and the decision to extend its application is committed to the Court’s discretion.” (citations omitted)).

Class actions are generally less favored in bankruptcy than in ordinary civil cases. “[B]ankruptcy significantly changes the balance of factors to be considered in determining whether to allow a class action and . . . class certification may be ‘less desirable in bankruptcy than in ordinary civil litigation.’” Ephedra Prods. Liab., 329 B.R. at 5 (quoting American Reserve, 840 F.2d at 493). Courts in the Southern District have explained that:

While a bankruptcy court may, in its discretion, allow the filing of class proofs of claim, “class certification is often less desirable in bankruptcy than in ordinary civil litigation,” as class-based claims have the potential to adversely affect the administration of a case by “adding layers of procedural and factual complexity . . . siphoning the Debtors’ resources and interfering with the orderly progression of the reorganization.”

In re Blockbuster Inc., 441 B.R. 239, 240 (Bankr. S.D.N.Y. 2011) (quoting In re Bally Total Fitness of Greater NY, Inc., 402 B.R. 616, 620–21 (Bankr. S.D.N.Y. 2009)). The Musicland court further explained that the procedural specificities of a bankruptcy case tend to disfavor allowing claims in the name of absent claimants, reasoning that:

Bankruptcy provides the same procedural advantages as a class action. In fact, it provides more advantages. Creditors, even corporate creditors, don’t have to hire a lawyer, and can participate in the distribution for the price of a stamp. They need only fill out and return the proof of claim sent with the Bar Date Notice. Furthermore, claims are “deemed allowed” under § 502(a) in the

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absence of an objection, in which case discovery and fact-finding are avoided altogether. Finally, where the debtor is liquidating and its managers have moved on to other jobs, the class action does not serve a deterrent effect.

362 B.R. at 650 n.8 (citation omitted); see also Ephedra Prods. Liab., 329 B.R. at 5 (“[A] court sitting in bankruptcy may decline to apply Rule 23 if doing so would . . . ‘gum up the works’ of distributing the estate.” (quoting In re Woodward & Lothrop Holdings, Inc., 205 B.R. 365, 376 (Bankr. S.D.N.Y. 1997))). Likewise, in the context of this bankruptcy case, in In re Motors Liquidation Co., Judge Gerber explained that:

[T]he inherent simplicity of the bankruptcy process tends to make class action treatment not superior . . . because an individual claimant would need only to fill out and return a proof of claim form. And the deterrence class actions often provide would be of little utility .. . . where [the debtor] is liquidating, and any punishment for any wrongful [debtor] conduct would be borne by [debtor’s] innocent creditors.

447 B.R. 150, 163 (Bankr. S.D.N.Y. 2011) (emphasis in original).

Bankruptcy courts in the Second Circuit have consistently held that class representatives that seek to file a class claim on behalf of themselves and absent claimants must make a motion to extend the application of Rule 23 to the contested matter, satisfy the requirements of Rule 23, and show that the benefits derived from the use of the class claim device are consistent with the goals of bankruptcy. Woodward, 205 B.R. at 369. For example, in Motors Liquidation, individual residents of South Africa who were victims of apartheid sought class certification of their proofs of claim on behalf of a putative class of, inter alia, “[a]ll black South African citizens . . . who during the period from 1973 to 1994 suffered injuries as a result of Defendants’ violation of the law of nations” with respect to the apartheid system. 447 B.R. at 153–55. The court denied the class certification motion and disallowed the claim because, inter alia,

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In Woodward, the court similarly emphasized the requirement of seeking class certification upon filing a claim on behalf of a purported class. There, a consumer filed a prepetition class action in state court that was removed to federal court prior to the bankruptcy. Woodward, 205 B.R. at 368. After the commencement of the bankruptcy case, the consumer filed a proof of claim, individually and as the representative of a class. Id. at 369. The consumer never sought class certification, and the debtors moved to expunge the consumer’s class proof of claim. Id. at 368–69. The court granted the motion, in part because the consumer’s failure to seek class certification expeditiously precluded him from invoking class action rules, and explained that “[t]he claim cannot be allowed as a class claim until the bankruptcy court directs that Rule 23 apply.” Id. at 369 (emphasis added).

In Bally Total Fitness, plaintiffs brought class actions on behalf of themselves and thousands of employees of the debtor and moved for certification of their class claims under Rule 23. 402 B.R. at 618–19. The court denied the motion for class treatment because the plaintiffs had failed to demonstrate that the relief requested would both be consistent with the goals of bankruptcy and satisfy Rule 23 requirements. Id. at 620.

And in Blockbuster, purported class representatives moved, on behalf of themselves and on behalf of “thousands, if not millions” of putative class members, for an order applying the class certification rule to their proofs of claim and certifying their proposed class. 441 B.R. at 240–41. The court denied the motion because, inter alia, the movants had failed to meet at least the commonality requirements under Rule 23(a) and (b), and the benefits to be gained from the use of a class claim device were inconsistent with the goals of the bankruptcy. Id. at 241–42.

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Bankruptcy courts in the Second Circuit have also made the point that a claim is only properly filed and allowed as a “class claim” if the class meets the requirements of, and is certified under, Rule 23.23

Particularly relevant to the dispute here (whether the proposed class claim filed in this case may be estimated without being certified under Rule 23), the court in Musicland held that a “proof of claim, improperly filed or improperly signed, is not prima facie evidence of the debt, and until class certification, may not even be a ‘filed’ claim within the meaning of 11 U.S.C. § 502(a).” 362 B.R. at 652 (emphasis added). There, named representatives commenced a pre-petition class action in state court alleging that the debtor had denied the putative class overtime pay in violation of state law. Id. at 647. The action was stayed by the bankruptcy filing before the class was certified. Id. The representatives then filed a class proof of claim in the bankruptcy court and moved to certify the class. Id. The debtor and the creditors’ committee opposed the certification motion based, inter alia, on the theory that the proposed class failed to satisfy the commonality requirement of Rule 23. Id. at 650. The court refused to extend application of Rule 23 and denied the certification motion. Id. at 654–57.

A claim filed by the purported representative of a class is only filed and allowed as a class claim on behalf of similarly-situated absent potential claimants if the class is certified by the court under Rule 23. If a class is not certified, a representative may only assert a claim in an

[23]

Motors Liquidation, 447 B.R. at 157 (“[W]here . . . a motion has been duly made, the claim can be asserted as a class claim if, but only if, (1) the class claim proponent has shown compliance with the requirements of Civil Rule 23, and (2) . . . the bankruptcy court directs that Rule 23 should apply.” (emphasis added)); Blockbuster, 441 B.R. at 241 (“[I]n determining whether to permit the filing of a class claim, bankruptcy courts must determine not only that (1) the class claimant has moved to extend application of Rule 23, and (2) that the class claims sought to be certified fulfill the requirements of Rule 23, but also (3) that the benefits to be gained from the use of a class claim device are consistent with goals of bankruptcy.” (Emphasis added) (citing Musicland, 362 B.R. at 651)); Bally Total Fitness, 402 B.R. at 620 (denying motion for class treatment of plaintiffs’ proof of claim where the plaintiffs failed to demonstrate that the relief requested would both be consistent with the goals of bankruptcy and satisfy Rule 23 requirements).

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individual capacity and cannot bring a claim on behalf of any absent claimants. As explained by the American Reserve court:

The representative in a class action is an agent for the missing. Not every effort to represent a class will succeed; the representative is an agent only if the class is certified. Putative agents keep the case alive pending the decision on certification. If the bankruptcy judge denies the request to certify a class, then each creditor must file an individual proof of claim; the putative agent never obtains “authorized agent” status. If the court certified the class, however, the self-appointed agent has become “authorized,” and the original filing is effective for the whole class (the principals).

840 F.2d at 493 (citations omitted).

In Musicland, the bankruptcy court emphasized that Bankruptcy Rule 3001(b) mandates that the proof of claim must be executed by a creditor or its authorized agent. 362 B.R. at 651. The court held:

By certifying the class, a court effectively ratifies the agent’s authority nunc pro tunc. Conversely, if the court declines to apply Rule 23 to the proof of claim, the putative agent never obtains the requisite authority. Until certification, the claim is in limbo. A proof of claim filed by a party who is not a creditor is not a properly filed proof of claim.

Id. at 652 (citations and quotation marks omitted). And in Gentry, the Fourth Circuit found that:

Creditors may file proofs of claims for themselves and as putative agents for members of a class who are similarly situated. But such class proofs of claim serve their function only on a conditional basis. If the court approves class representation, the approval will function retroactively to legitimize the class proof of claim, but if the court rejects such representation, the putative class members will have to file individual proofs of claim.

668 F.3d at 91.

But the circumstances of the many cases that have expressed considerable reservations about permitting the use of class claims are fundamentally different from the circumstances here. Before confirmation of a reorganization plan, the Bankruptcy Code and Bankruptcy Rules

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provide numerous safeguards and simplified procedures for debtors and creditors that do not and cannot apply here, nine years after this bankruptcy case was filed and seven years after the Chapter 11 Plan was confirmed. For example, section 1141(d)(1)(A) of the Bankruptcy Code provides that confirmation of the plan discharges the debtor from any debt that arose before the date of confirmation, whether or not a proof of claim of such debt is filed. The application of that section depends on creditors receiving notice of the case and the bar date, however, which Claimants did not receive here. The simplified procedures for filing proofs of claim, and deeming them allowed if no objection is made, make perfectly good sense when applied in the usual case, making use of Rule 23 unnecessary, but not under the circumstances here. New GM would no doubt prefer that each economic loss claimant be required to file a separate proof of claim, assuming the bar date was extended to permit them to do so, but such an approach for over 11 million potential economic loss claimants would be unwieldy and unnecessary, guaranteeing years of continued litigation. In the absence of section 1141(d)(1)(A), the Bankruptcy Code doesn’t provide any other authority to bind all potential claimants who have not filed proofs of claim.

Rule 23 supplies express authority to bind class members to any proposed settlement or compromise if the court approves the settlement after a hearing and the court finds that the settlement is fair, reasonable and adequate. Fed. R. Civ. P. 23(e)(2). As explained above, section 105 of the Bankruptcy Code does not permit the bankruptcy court to bypass the procedural requirements of Rule 23 to obtain the binding effect that the GUC Trust seeks.

3.	Settling a Class Claim

The Supreme Court and courts in the Second Circuit have emphasized that the settlement of class actions does not obviate the court’s duty to establish that the certification requirements

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imposed by Rule 23 are met, or in other words, certification of a class for settlement purposes requires an independent review by the court that Rule 23 requirements are met. For example, in Amchem Prods., Inc. v. Windsor, 521 U.S. 591, 619–21 (1997), the Supreme Court held that even in the context of settlement, most of the requirements of Rule 23 class certification must be met. In that case, the complaint identified lead plaintiffs and designated them as representatives of a class comprising all persons who had not filed an asbestos-related lawsuit against the defendants but who had been exposed to asbestos attributable to the defendants. Id. at 602. A stipulation of settlement accompanied the pleadings and proposed to settle the dispute and to preclude nearly all class members from litigating against the defendants all claims not filed against defendants before a certain date involving compensation for present and future asbestos-related personal injury or death. Id. at 603. The class was certified by the district court, and the Third Circuit vacated the district court’s order and ordered decertification of the class. Id. at 611.

The Supreme Court remarked that “[a]lthough all Federal Circuits recognize the utility of Rule 23(b)(3) settlement classes, courts have divided on the extent to which a proffered settlement affects court surveillance under Rule 23’s certification criteria.” Id. at 618. After reviewing the characteristics of class actions, the Supreme Court held that in the context of a request for settlement-only class certification, specifications other than whether the case, if tried, would present intractable management problems “—those designed to protect absentees by blocking unwarranted or overbroad class definition—demand undiluted, even heightened, attention . . . .” Id. at 620 (emphasis added). The Supreme Court added:

The safeguards provided by Rule 23(a) and (b) class-qualifying criteria, we emphasize, are not impractical impediments—checks shorn of utility—in the settlement-class context. First, the standards set for the protection of absent class members serve to inhibit

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appraisals of the chancellor’s foot kind—class certifications dependent upon the court’s gestalt judgment or overarching impression of the settlement’s fairness.

Id. at 621 (emphasis added).

Finally, the Supreme Court found that “[f]ederal courts, in any case, lack the authority to substitute for Rule 23’s certification criteria a standard never adopted—that if a settlement is ‘fair,’ then certification is proper.” Id. at 622. Based on these findings, the Supreme Court reviewed the requirements of Rule 23 as applied to the settlement, and affirmed the Court of Appeals’ opinion, which demonstrated that “with or without a settlement on the table,” the class does not satisfy Rule 23’s requirements. Id.; see also In re Ephedra Prods. Liab. Litig., 231 F.R.D. 167, 169–70 (S.D.N.Y. 2005) (“[T]he Amchem decision was expressly intended to curb ‘judicial inventiveness,’ . . . and to restrict district judges’ discretion to do equity under the guise of Rule 23.”); Schoenbaum v. E.I. Dupont De Nemours and Co., 2009 WL 4782082, at *3, 11 (E.D. Mo. Dec. 8, 2009) (“Rule 23’s standards for class certification—apart from consideration of whether the case would be manageable to try as a class action—are equally applicable and rigorous in the settlement context.”); In re Initial Pub. Offering Secs. Litig., 226 F.R.D. 186, 190–91 (S.D.N.Y. 2005) (“[a] settlement-only class must meet all the requirements of Rule 23, with one important exception: because the case will never go to trial, the court need not consider the manageability of the proceedings should the case or cases proceed to trial,” and emphasizing that “when a settlement class is certified after the terms of settlement have been reached, courts must require a clearer showing of a settlement’s fairness, reasonableness and adequacy and the propriety of the negotiations leading to it.” (quotation marks omitted)).

The importance of complying with the provisions of Rule 23 in the settlement context is emphasized in cases where parties sought to stipulate that the settlement class complied with

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Rule 23. In Riedel v. Acqua Ancien Bath NY LLC, a plaintiff brought a complaint on behalf of himself and other similarly-situated potential claimants and subsequently sought resolution of the dispute through approval of a class under Rule 23, and preliminary approval of a proposed settlement agreement. 2016 WL 3144375, at *1 (S.D.N.Y. May 19, 2016). Before reviewing the settlement class for certification purposes, the court noticed that the parties had stipulated that “for purposes of settlement only, . . . this class meets all of the requirements for Rule 23 class certification.” Id. at *3. The court, however, found that “even where the parties are willing ‘to stipulate to the facts necessary for the certification of the class for settlement purposes, the Court bears an independent responsibility to make a determination that every Rule 23 requirement is met.’” Id. (quoting Farinella v. Paypal, Inc., 611 F. Supp. 2d 250, 260–61 (E.D.N.Y. 2009)). The court then proceeded to conduct a “rigorous analysis” to evaluate whether the criteria of numerosity, commonality, typicality and adequacy under Rule 23(a) were satisfied, and, if so, explained that before certifying the class pursuant to Rule 23(b)(3), it must also determine that the requirements of Rule 23(b)(3) were satisfied. Id.; see also Litty v. Merrill Lynch & Co., Inc., 2015 WL 4698475, at *2 (C.D. Cal. Apr. 27, 2015) (“The parties cannot agree to certify a class that clearly leaves any one requirement unfulfilled, and consequently the court cannot blindly rely of the fact that the parties have stipulated that a class exists for purposes of settlement.” (quoting Alberto v. GMRI, Inc., 252 F.R.D. 652, 658 (E.D. Cal. 2008) (quotation marks omitted)); but see In re Erie Islands Resort & Marina, 580 B.R. 731, 737 (Bankr. N.D. Ohio) (finding that the standards for class certification were met where the parties stipulated that the class met the standards of Rule 23, the class had been certified pre-petition by another court, and the certification motion was unopposed).

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Additionally, cases reviewing class certification for settlement purposes also make clear that the requirements of Rule 23 are not superseded by those of Bankruptcy Rule 9019, or that Bankruptcy Rule 9019 is a substitute to Rule 23 in the settlement context. Rather, a court must apply both before settling a class claim. See Wenzel v. Partsearch Technologies, Inc. (In re Partsearch Technologies, Inc.), 453 B.R. 84, 105 (Bankr. S.D.N.Y. 2011) (granting motion seeking approval of a settlement of a class action suit for complying with the requirements of Rule 23 and Bankruptcy Rule 9019); In re W.R. Grace & Co., 2009 WL 230138 at * 2–3 (Bankr. D. Del. Jan. 16, 2009) (granting motion to provisionally certifying class and class settlement after reviewing Rule 23 requirements); Mochnal v. EOS Airlines, Inc. (In re Eos Airlines, Inc.), 2008 WL 8820257, at *1–2 (Bankr. S.D.N.Y. Sept. 4, 2008) (granting motion to certify class, providing preliminary approval of settlement agreement as complying with Rule 23, and scheduling a final fairness hearing for approval of the settlement under Rule 23 and Bankruptcy Rule 9019); In re WorldCom, Inc., 347 B.R. 123, 156 (Bankr. S.D.N.Y. 2006) (granting motion for certification of settlement class and approval of settlement for complying with the requirements of Rule 23 and Bankruptcy Rule 9019).

IV.    DISCUSSION

Given its construct, the Court will not approve the Proposed Settlement unless the Court certifies an economic loss plaintiff class (or classes) under Rule 23, for several reasons.

First, the Proposed Settlement seeks to settle, estimate and allow unfiled potential claims of millions of nonsignatories. But under applicable law and New GM’s contracts, the Court cannot settle, estimate and allow unfiled hypothetical economic loss claims. Thus, the Court must first certify a class or classes of economic loss plaintiffs, and then estimate and allow class proofs of claim.

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Second, based on a review of the case law, courts do not estimate unfiled claims where the claimants can be specifically identified, and their injuries are known and extant. Courts have estimated either filed unliquidated, disputed or contingent claims, or future unknown “claims” (specifically, in asbestos or other mass tort cases where damages or injury has not yet manifested) to protect those whose rights to recover for future injuries otherwise would be unprotected.24 Neither situation is present here. In this case, a group of individuals have sought leave to file late claims on behalf of over 11 million economic loss Claimants, the entire class of plaintiffs’ injuries is known, and their ability to file claims for existing injuries is present. Therefore, cases in which courts estimated unfiled claims are inapplicable. The cases the Movants cite are distinguishable on several additional bases.

Lastly, a claim is only deemed filed and allowed as a class claim after the Court certifies the class. Without class certification, a class claim purportedly filed on behalf of the absent claimants only asserts claims on behalf the named claimants in their individual capacities. A settlement under Rule 9019 does not obviate the need for the Court to apply Rule 23 requirements to a purported class claim, regardless of whether notice is provided to potential claimants. Furthermore, as discussed in greater detail above (see supra Section III.B.), Rule 9019 and section 105 do not authorize the Court to approve the Proposed Settlement without Rule 23 certification.

[24]

The Court puts “claims” in quotation marks because future claims are not “claims” within the meaning of section 101(5). Notwithstanding the broad definition of claim, “[t]he fact that an entity may have a claim in the future does not mean that the entity has a claim on the date of the petition.” 2 COLLIER ON BANKRUPTCY ¶ 101.05 (16th ed. 2017).

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A.	The Court Will Not Estimate Hypothetical Unfiled Claims

The Proposed Settlement seeks to settle, estimate and allow the purported claims of any person “suffering economic losses who, prior to July 10, 2009, owned or leased an Old GM vehicle subject to the Recalls” (Settlement Motion ¶ 1 n.4), and therefore applies to millions of individuals. But under New GM’s contracts, and relevant provisions of the Bankruptcy Code and Bankruptcy Rules, the Court here should only estimate “Aggregate Allowed General Unsecured Claims,” which New GM argues (and the Court agrees) means claims capable of being allowed. (See ECF Doc. # 14360 at 25:3–11.) Here, the construct of the Proposed Settlement would have the Court estimating hypothetical unfiled claims.

As noted above (see supra Section II.C), a “key objective” of the Proposed Settlement is to seek the issuance of Adjustment Shares (Proposed Settlement ¶ NN), and in Section 2.5 of the Proposed Settlement, the GUC Trust agrees to seek the entry of an Estimation Order that estimates the aggregate allowed General Unsecured Claims of Plaintiffs pursuant to Section 5.1 of the GUC Trust Agreement, Section 7.2 of the Plan, Section 3.2(c) of the Sale Agreement, and the Side Letter. Since New GM’s obligation to issue Adjustment Shares is defined by the Sale Agreement and New GM’s other contracts, the Court must look to the relevant provisions of those agreements to determine whether it is constrained in any way from approving the Proposed Settlement. A review of these contracts shows that the Court is constrained.

The plain language of New GM’s contracts makes clear that in any estimation proceeding, the Court will need to consider whether the “claims” the Movants ask the Court to settle and estimate are capable of being allowed—and it cannot do so if claims are unfiled or if classes are not certified. The Sale Agreement provides that Old GM (now the GUC Trust Administrator) may seek an order “estimating the aggregate allowed general unsecured claims” against Old GM, and if the Court enters an order “finding that the estimated aggregate allowed

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general unsecured claims against Seller’s estates exceed $35,000,000,000,” then New GM will issue Adjustment Shares. (Sale Agreement § 3.2(c)(i) (emphasis added).) New GM’s obligation to issue Adjustment Shares is contingent on the Court’s estimation of the aggregate amount of filed claims, and not unfiled hypothetical claims.

The Sale Agreement, Plan, GUC Trust Agreement, and Side Letter consistently refer to the estimation of “Allowed General Unsecured Claims” when discussing the estimation of possible claims in the context of issuing Adjustment Shares. The Court should not render these provisions meaningless, thereby ignoring the intent of the parties. See, e.g., Republic of Rwanda v. Ferone, 307 Fed. Appx. 600, 602 (2d Cir. 2009) (“Courts should construe a contract so as to give meaning to all of its language and avoid an interpretation that effectively renders meaningless a part of the contract.” (quoting Helmsley-Spear, Inc. v. New York Blood Center, Inc., 257 A.D.2d 64, 69 (1st Dep’t 1999))). For example, the Plan states that “New GM Stock” means the stock of New GM, including “any additional shares issued if the Bankruptcy Court determines . . . that the estimated or actual amount . . . of Allowed General Unsecured Claims . . . exceeds $35 billion.” (Plan § 1.99.) The Plan also specifies that the “Purpose of the GUC Trust” is in part to determine the amount of “Allowed General Unsecured Claims that will be eligible for distribution . . . under the Plan.” (Id. § 6.2(b).) The GUC Trust Agreement echoes the Plan and Sale Agreement, stating that the GUC Trust Administrator shall act to determine whether the GUC Trust is entitled to receive additional shares “as a result of the aggregate amount of Allowed General Unsecured Claims exceeding $35 billion . . . .” (GUC Trust Agreement § 2.3(d).) The Side Letter similarly focuses on allowed claims, stating that the GUC Trust Administrator will request a Claims Estimate Order if it determines that “allowed eligible claims” are likely to exceed $35 billion. (Side Letter at 38.)

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The Movants’ counterargument that the GUC Trust Agreement and Plan provide for the estimation of “claims” rather than “allowed claims,” or “proofs of claim,” is unconvincing. The Movants contend that Section 5.1(e) of the GUC Trust Agreement calls for the estimation of “claims” because it states that the GUC Trust Administrator “may at any time request that the Bankruptcy Court estimate any contingent claim . . . ,” and Section 7.3 of the Plan similarly refers to the estimation of “claims,” a term that is “more expansive than ‘proofs of claim.’” (Movants Br. at 2, 25.) But, as New GM correctly argues, here, the Plan dictates the form of estimation contemplated under the Proposed Settlement, and refers explicitly to allowed claims: “The Bankruptcy Court [may] estimate[                    ] any contingent, unliquidated, or Disputed Claim[,]” and “the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim as determined by the Bankruptcy Court.” (Plan § 7.3; GUC Trust Agreement § 5.1(e).) Therefore, the only permissible form of estimation under the Plan that can trigger the issuance of Adjustment Shares, is estimation of the allowed amount of Claimants’ claims.

The Movants argue that section 502(c) of the Bankruptcy Code permits estimation of unfiled claims because the statute “calls for the estimation of claims without qualification” and unlike section 502(a) it does not contain an explicit proof of claim requirement. (Movants Br. at 2.) This argument fails for the same reason. The Movants claim that “bankruptcy courts regularly estimate claims under Bankruptcy Code Section 502(c) to avoid delay in ‘determin[ing] issues of liability or amount owed’ and to ‘promote a fair distribution to creditors through a realistic assessment of uncertain claims.’” (Movants Br. at 24 (citing In re Adelphia Bus. Sols., Inc., 341 B.R. 415, 422 (Bankr. S.D.N.Y. 2003)).) The Movants also emphasize that courts have broad discretion to estimate groups of claims instead of estimating claims on an individual basis.

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(Movants Br. at 24 (citing In re Cont’l Airlines, Inc., 57 B.R. 842, 844–45 (Bankr. S.D. Tex. 1985) and In re A.H. Robins Co., Inc., 88 B.R. 742, 746–47 (E.D. Va. 1988)).) But, as New GM argues, regardless of the theoretical applications of estimation under section 502(c), or courts engaging in estimation in different contexts, here, the Plan dictates the form of estimation, and the Court should not circumvent this limitation. (New GM Br. at 12.)

The Movants’ argument that a bankruptcy court may estimate unfiled claims likewise misses the mark because it ignores the fact that the relevant documents direct the Court to estimate “allowed” claims. For example, the Movants cite to In re MSR Resort Golf Course LLC, Case No. 11-10372 (Bankr. S.D.N.Y), in which Judge Lane entered an order scheduling the estimation of a rejection damages claim on an expedited basis, prior to the executory contract being rejected. As discussed in greater detail below (see infra Section III.B.), the case is easily distinguishable. There, Judge Lane was not constrained by the parties’ agreements specifying that the Court could only estimate the aggregate amount of allowed claims. Moreover, at least one case holds that if an unfiled claim cannot be allowed, it cannot be estimated for purpose of allowance. In re Am. Solar King Corp., 90 B.R. 808, 830 (Bankr. W.D. Tex. 1988) (“It is quite another matter to assume that subsection (c) [of Bankruptcy Code section 502] alone can operate to render a contingent or unliquidated claim allowable when there is no proof of claim on file and the claim is not scheduled.” (emphasis added)).

It is therefore clear that in any estimation proceeding, the Court would need to consider whether the “claims” the Movants ask the Court to settle and estimate are even capable of being allowed—and under applicable bankruptcy law, the Court cannot do so here if claims are unfiled or if classes are not certified because the Bankruptcy Code and Rules require that as a prerequisite to participating in a distribution by having an allowed claim, creditors must file a

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proof of claim. See FED. R. BANKR. P. 3002(a) (stating that an unsecured creditor “must file a proof of claim . . . for the claim . . . to be allowed”); accord 11 U.S.C. § 502(a) (stating that a “claim or interest, proof of which is filed under section 501 of this title, is deemed allowed . . . .”). When, as here, a claim is disputed, unliquidated, and unscheduled, a creditor is required to file a proof of claim. See FED. R. BANKR. P. 3003(c)(2) (“Any creditor . . . whose claim or interest is not scheduled or scheduled as disputed, contingent, or unliquidated shall file a proof of claim . . .”); see also Plan § 1.54 (“[I]f no proof of claim has been filed by the applicable deadline and the Claim . . . has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated, such Claim shall not be valid and shall be disregarded.”).

Since unfiled claims cannot be allowed claims, the unfiled claims here should not be estimated for the purposes of the Sale Agreement and cannot receive distributions from the GUC Trust. See FED. R. BANKR. P. 3021 (stating that “distribution shall be made to creditor whose claims have been allowed”); see also In re Nutri*Bevco, Inc., 117 B.R. at 778 (holding that those who do not have “allowed claims against the Chapter 11 estate . . . are not entitled to receive a distribution under the reorganization plan”).

B.	Cases in Which Courts Estimate Unfiled Claims Without Applying Rule 23 are Distinguishable from this Case

The Movants rely heavily on asbestos cases for the proposition that the Court can estimate unfiled claims. Although those cases show that section 502(c) is not expressly limited to estimation of filed claims, they are distinguishable on various grounds.

First, in those cases the courts estimate the claims of future claimants who, by definition, cannot file proofs of claim because their injuries have not yet manifested. Therefore, those courts had to estimate the likely value of future, unfiled “claims” to establish sufficient reserves

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to allow those claimants an opportunity to be compensated in the future.25 That is not the situation before the Court. Those cases highlight that courts interpret section 502(c) to allow a court to estimate unfiled future “claims” in certain situations. But the Movants here are skipping a step and putting the cart before the horse because the claimants and their injuries have manifested and are known.

Second, in those cases, unlike here, parties-in-interest generally did not contest the court’s authority to estimate future claims; rather, they contested the valuation and methodology underlying such valuation. Courts estimate potential aggregate future liabilities at the pre-confirmation stage, often to establish a reserve and set up a channeling injunction directing present and future claims to a trust established pursuant to a plan of reorganization. It is undisputed that the courts can estimate the value of future injuries to establish these reserves for potential claimants. In every reported case where a court has estimated unfiled claims without certification, the court does not estimate claims for purposes of allowance; rather, it estimates claims of future and unknown claimants to protect those claimants when necessary to confirm a plan.

Third, the Movants argue that this Court’s prior authorization in this case for estimation of asbestos personal injury claims is a blueprint for the estimation the Movants seek in the Proposed Settlement. (See ECF Doc. # 8121.) This argument is flawed because the Court was estimating filed asbestos personal injury claims. There, the Debtors noted that they sought estimation “[i]n view of the approximately 28,500 Asbestos Personal Injury Claims filed and the delay that would be occasioned in the absence of estimation . . . .” (See ECF Doc. # 7782 ¶ 15 (emphasis added).) The prior estimation in this case can be further distinguished because the

[25]	Ordinarily, a future claims representative is appointed to represent the interests of future claimants.

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Court was not estimating the allowed amounts of asbestos claims, as would be required under the Sale Agreement; rather, Old GM sought estimation “to facilitate confirmation and consummation of a plan” and provided that, notwithstanding such estimation, “each such holder will be free to liquidate the ultimate allowance of his or her claim following confirmation . . . .” (Id. ¶ 16.) The estimation of Old GM’s asbestos liabilities was “crucial for the Plan confirmation and consummation process” and “is exactly what occurred in several other chapter 11 cases in order to facilitate confirmation and consummation of a plan.” (Id. ¶¶ 14, 17.)

Fourth, courts in other asbestos cases used estimation to determine plan feasibility or voting rights, not to estimate the allowed amount of claims. For instance, the court in In re Garlock Sealing Techs. LLC, 504 B.R. 71, 74 (Bankr. W.D.N.C. 2014), estimated the aggregate amount of the debtor’s asbestos liability to formulate a plan of reorganization pursuant to section 502(a). The proposed plan of reorganization included a $270 million fund for the resolution of present and future asbestos-related claims. Id. The estimation was thus necessary to reach “a reasonable and reliable estimate of the amount of [the debtor’s] liability for present and future mesothelioma claims.” Id. at 94. There was also a dispute as to the amount of liability; the debtor estimated $125 million and the committee estimated $1-1.3 billion. Id. at 174. The court thus estimated the amount of liability for the debtor to set up the fund and push through plan confirmation.

Similarly, in In re Armstrong World Indus., Inc., 348 B.R. 111, 124 (D. Del. 2006), the court estimated personal injury claims for present and future claimants for purposes of resolving objections contending that the plan unfairly discriminated against unsecured creditors in favor of

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asbestos personal injury claimants. The court specifically struggled with the valuation of future, unfiled claims. The court stated:

[T]he court’s inquiry is complicated by the fact that [the debtors’] liability for asbestos PI claims is an uncertain number; the trust to which the money is allocated is responsible for future claims as well as pending claims. Although there is no dearth of well-compensated experts willing to assume the task of predicting the future asbestos personal injury liability of companies emerging from bankruptcy—this court heard from three very able estimation experts—the number of possible variables makes any pretense to certainty illusory. The best the court can do is to consider the expert reports, “make reasonable adjustments based on the record created at trial and embrace the methodology it finds more reliable, while remaining vigilant to the potential bias that a party’s expert may have on his or her estimation figures.”

Id. at 114–15 (quoting In re Federal–Mogul Global, Inc., 330 B.R. 133, 156 (D. Del. 2005). Put differently, the court needed to construct a resolution for future claimants, and although no methodology was perfect, the court pieced together various expert estimations to allow for plan confirmation and an equitable resolution.

Lastly, in In re Federal–Mogul Global, Inc., 330 B.R. at 154, the committee representing claimants with future and present asbestos related injury claims contested the estimation of those pending and future asbestos related injury claims against the debtor’s United Kingdom subsidiary for the purposes of a proposed plan of reorganization. As with other cases, the issue was not the court’s authority to estimate the debtor’s and its subsidiaries liability; it was instead with the valuation methodology. Id. at 137. The court was persuaded by the “lack of funding that has befallen numerous asbestos personal injury trusts . . . .” Id. at 164. In fact, the court was so concerned with the valuation of future, unmanifested injuries that in estimating the valuation of those future claims, the court took judicial notice of a 30-year treasury interest rate of 5.32 percent.26 Id.

[26]

Other asbestos cases reached similar holdings using similar rationales. See In re Specialty Prods. Holding Corp., 2013 WL 2177694, at *1 (Bankr. D. Del. May 20, 2013) (when estimating personal injury claims for present and future asbestos and mesothelioma claims for purposes of voting on a plan of reorganization, the parties came to an estimation of the debtors’ liability based on its actual historical payments to claimants); Owens Corning v. Credit Suisse First Bos., 322 B.R. 719, 720–21 (D. Del. 2005) (The court estimated the amount of contingent or unliquidated claims against the debtor, namely pending and future claims for personal injury or death caused by exposure to asbestos. As of the petition date, there were approximately 188,000 pending claims. The court noted that “it is inevitable that many additional claims will be filed against the Debtor in the future.” Therefore, the issue before the court was not whether it could estimate future claims, but again, what is the appropriate estimate of the amount of pending and future claims, and the parties-in-interest disputed the various estimation valuation methodology.); In re G-I Holdings, Inc., 323 B.R. 583, 587, 625 (Bankr. D.N.J. 2005) (The debtor and asbestos claimants committee filed competing motions proposing separate methodologies for estimating pending and future personal injury claims. The committee represented approximately 150,000 pending asbestos lawsuits, as well as the unknown number of claims that would be filed in the future. Attempting to balance competing interests, the court decided to estimate in the aggregate all present asbestos claimants, leaving aside future demand holders for a second estimation hearing.); In re USG Corp., 290 B.R. 223, 224–27 (Bankr. D. Del. 2003) (Manufacturer of asbestos containing products requested the court to estimate approximately 190,000 asbestos tort claims pending against the debtor. The debtor would have been able to challenge the validity of claims against them in the contest of an estimation hearing—a type of merit-based estimation hearing. Committees representing pending and future claimants proffered that an estimation of present and future liability could be made on the basis of pre-petition settlements and litigation history of asbestos-related personal injury claims and lawsuits. Unlike other courts, this court instead created a cancer-only bar date for the processing of claims submitted, and decided to hold an estimation hearing pursuant to section 502(c).); In re Eagle-Picher Indus., Inc., 189 B.R. 681, 682–83 (Bankr. S.D. Ohio 1995) (The court was asked to decide the liability for present and future asbestos related personal injury claims taken together for the purposes of determining the appropriate distributions to creditors’ classes under a plan. The court specifically declined to “decide liability or assign a permanently fixed value for such claims.” After a lengthy discussion of the appropriate methodology for valuing the present and future claims, the court decided that open prepetition claims and future claims would be estimated to be more than $2.5 billion.).

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Other cases cited by the Movants for the proposition that this Court “has broad discretion to estimate groups of claims” reinforce the basic proposition that only filed claims are allowable. For instance, in In re Continental Airlines, Inc., 57 B.R. at 843, in connection with plan confirmation, the court held that an estimation process for the allowance of contingent or unliquidated claims was the most appropriate, efficient, and equitable method for advancing ratable distribution of assets among creditors where over 13,000 claims had been filed by the debtors’ employees, exceeding $3.5 billion. See id.

The same is true of Lehman Brothers, in which “certain RMBS trustees, representing approximately 400 trusts, . . . filed proofs of claims asserting approximately $37 billion . . .

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relating to approximately 1.8 million mortgage loans in the aggregate.” See Bench Decision Regarding Estimation of RMBS Claims Pursuant to RMBS Settlement Agreement at 4:4-14, In re Lehman Brothers Holdings Inc. (Bankr. S.D.N.Y. Mar. 15, 2018) (No. 08-13555), ECF Doc. # 57785-1. The relevant trusts filed proofs of claim, and Lehman subsequently filed an omnibus objection to those claims on the basis that the bar date order was violated and sufficient documentation was not provided to assess liability. Id. at 4:2–12 and 4:22–5:9. After procedural posturing between the parties over a span of many years, the parties came to an agreement whereby the plan administrator agreed to seek allowance of the claims through an estimation proceeding before the court. Id. at 9:7–10:3. The settlement agreement was approved, and the court, through the estimation proceeding, entered the order estimating the filed claims. Id. at 168:15–19.

The Movants mistakenly rely on Judge Lane’s decision in In re MSR Resort Golf Course LLC, Case No. 11-10372, ECF Doc. # 1397 (Bankr. S.D.N.Y. Aug. 10, 2012), where the court estimated a “claim” before the court in a non-proof of claim setting. However, once again, this case is distinguishable, and therefore unpersuasive. There, the court entered an order scheduling the estimation of a rejection damages claim on an expedited basis, prior to the executory contract being rejected. The estimation was requested by the debtors to provide “a clear understanding of [the debtors’] potential liability under the [executory contract]” and enable the evaluation of competing bids for the debtors’ assets. Motion of MSR Resort Golf Course LLC, et al., for Entry of an Order Authorizing Rejection of the Marriott Management Agreement and Owner Agreement and Approving the Schedule for Estimating Damages Resulting from Rejection of the Marriott Management Agreement and Owner Agreement at ¶ 12, In re MSR Resort Golf Course LLC (No. 11-10372), ECF Doc. No. 842. It is true that Judge Lane used section 502(c) to

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estimate an unfiled claim, but the court did so to enable the debtor to decide whether to accept or reject an executory contract. The court did not estimate the value of an unfiled claim to fix the distribution to the creditor. That distinction is key to this Court.

While the case law cited by the Movants does not support that a bankruptcy court’s estimation authority is limited to filed claims, these cases make clear that courts do not estimate unfiled claims where the claimants’ injuries are known and extant, let alone to do so years after plan confirmation. Without class certification, courts estimate filed, as well as future unknown claims to protect those who otherwise would have no protection. Neither situation is before the Court. The Claimants’ injuries are known, and assuming the Court grants leave to file late claims, individual or class claims can be filed for existing injuries. These cases thus do not support the Movants’ contention that the Court can estimate unfiled claims for allowance purposes.

C.	Because the Court Can Only Estimate Filed Claims, the Proposed Class Claims Must Satisfy Rule 23 Requirements to be Settled, Estimated and Allowed

As explained above, this Court can only estimate filed claims that are capable of being allowed. In the absence of claims filed by the millions of individuals who will be bound by the Proposed Settlement, this Court may only estimate claims of absent economic loss Claimants if the Court first certifies a class proof of claim filed on their behalf. There is no foundation in case law supporting the Movants’ argument that the requirements of Rule 23 are obviated by (i) the Court’s discretionary authority under Bankruptcy Code section 105(a), (ii) it’s in rem jurisdiction over the bankruptcy estate, (iii) Rule 9019, or (iv) the proposed Notice Procedures. Here, the Claimants filed proposed class claims, and therefore must meet Rule 23 requirements. When faced with motions for class certification under Rule 23 in the settlement context, courts consistently analyze whether the settlement class satisfies the requirements of Rule 23. See, e.g.,

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Amchem, 521 U.S. at 620 (holding that specifications of Rule 23, other than whether the case would present intractable management problems if tried, demanded “undiluted, even heightened, attention . . .”); Ephedra Prods. Liab., 231 F.R.D. at 169–70 (finding that “the Amchem decision was expressly intended to curb ‘judicial inventiveness,’ . . . and to restrict district judges’ discretion to do equity under the guise of Rule 23.” (quoting Amchem, 521 U.S. at 619.); Schoenbaum, 2009 WL 4782082, at *3, 11 (holding that “Rule 23’s standards for class certification—apart from consideration of whether the case would be manageable to try as a class action—are equally applicable and rigorous in the settlement context” and “the settlement class certification is [not] less rigorous than litigation class certification” (citation omitted)).

The Movants here seek to settle the claims of millions of absent individuals, but as in the Amchem case, the absent economic loss Claimants are entitled to the protections of Rule 23. The Movants cannot bypass Rule 23 requirements. The importance of complying with the provisions of Rule 23 in the settlement context is emphasized in cases where parties sought to stipulate that the settlement class complied with Rule 23. In Riedel, the parties had stipulated that “for purposes of settlement only . . . this class meets all of the requirements for Rule 23 class certification,” but the court held that “even where the parties are willing ‘to stipulate to the facts necessary for the certification of the class for settlement purposes, the Court bears an independent responsibility to make a determination that every Rule 23 requirement is met.” 2016 WL 3144375, at *3 (quoting Farinella, 611 F. Supp. 2d at 260–61).27 The Movants cannot circumvent the Court’s independent duty to ascertain that all the protections afforded by Rule 23 are satisfied by the Proposed Settlement.

[27]

See also Litty v. Merrill Lynch, 2015 WL 4698475, at *2 (“The parties cannot ‘agree to certify a class that clearly leaves any one requirement unfulfilled,’ and consequently the court cannot blindly rely of the fact that the parties have stipulated that a class exists for purposes of settlement.” (quoting Alberto v. GMRI, Inc., 252 F.R.D. 652, 658 (E.D. Cal. 2008); but see Erie Islands Resort, 580 B.R. at 737 (finding that the standards for class certification were met where the parties stipulated that the class met the standards of Rule 23, the class had been certified pre-petition by another court, and the certification motion was unopposed).

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The Movants argue that “[b]ecause of the comprehensive Rule 9019 notice in accordance with due process, Rule 23 is not necessary.” (Movants Br. at 20.) But case law makes clear that the settlement under Rule 9019 does not obviate the court’s independent duty to establish that the class certification requirements imposed by Rule 23 are met. The Movants’ argument fails because Bankruptcy Rule 9019 does not provide a “work-around” of Rule 23, as bankruptcy courts “routinely make clear that application of Rule 9019 does not immunize a settlement of a class proof of claim from scrutiny under Rule 23.” (New GM Br. ¶ 39.) In fact, bankruptcy courts asked to approve the settlement of a class claim under Rule 9019 analyze whether the settlement is appropriate both under Bankruptcy Rule 9019 and Rule 23. For instance, in Pinsker v. Borders, Inc. (In re BGI, Inc.), 465 B.R. 365, 372 (Bankr. S.D.N.Y. 2012), the parties sought an order approving a settlement of a WARN Act class action adversary proceeding. The settlement agreement provided for certification of a class of former employees of the debtors who suffered an “employment loss” as part of a “plant closing” or “mass layoff.” Id. at 374. The settlement agreement provided that each class member that had not opted-out released all claims he or she might have had against the Debtors. Id. This Court reviewed the settlement agreement and held that “[f]or the Settlement to be approved in bankruptcy court, the Settlement must be procedurally and substantively fair under Rule 23 and Federal Rule of Bankruptcy Procedure 9019.” Id. at 378 (citing WorldCom, 347 B.R. at 143–49).28

[28]

See also Partsearch Technologies, 453 B.R. at 105 (granting motion seeking approval of a settlement of a class action suit for complying with the requirements of Rule 23 and Bankruptcy Rule 9019); W.R. Grace, 2009 WL 230138, at * 2–3 (granting motion to provisionally certifying class and class settlement after reviewing Rule 23 requirements); EOS Airlines, 2008 WL 8820257, at *1–2 (granting motion to, inter alia, certify class and preliminary approve settlement agreement as complying with Rule 23, and scheduling a final fairness hearing for approval of the settlement under Rule 23 and Bankruptcy Rule 9019); WorldCom, 347 B.R. at 156 (granting motion to certify settlement class because “(i) the Notice satisfies the requirements of Fed. R. Civ. P. 23(c)(2)(B), (ii) the class satisfies the requirements of Fed. R. Civ. P. 23(a) and 23(b)(3), and (iii) the Settlement is fair and reasonable as to both class members and the estate’s creditors under Fed. R. Civ. P. 23 and Fed. R. Bankr. P. 9019”).

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Here, the Movants seek to approve the Proposed Settlement, which releases the claims of millions of economic loss Claimants against the GUC Trust and the GUC Trust’s related entities. Like the BGI case, the fact that the Movants seek to approve the Proposed Settlement under Bankruptcy Rule 9019 and contend that the Notice Procedures comply with the notice requirements of Rule 9019, does not relieve the Court from its duty to also establish that the certification requirements imposed by both Rule 23 are met before approving the broad releases included in the Proposed Settlement.29 In fact, compliance with Rule 23 is especially important here given the Proposed Settlement’s inclusion of the Claimants’ broad consent to the Court’s estimation of their claims and waiver of any jury trial rights with respect to the estimation, allowance, or payment of their claims. The Proposed Settlement makes a lot of sense, ending years of uncertainty and litigation and providing Claimants with the possibility of recovery, but approval of the Proposed Settlement first requires Rule 23 class certification for settlement purposes.

[29]	Amended Rule 23(e)(2), effective December 1, 2018, imposes rigorous standards which must be satisfied to a approve a settlement that will bind class members:

(2) Approval of the Proposal. If the proposal would bind class members, the court may approve it only after a hearing and only on finding that it is fair, reasonable, and adequate after considering whether:

(A) the class representatives and class counsel have adequately represented the class;

(B) the proposal was negotiated at arm’s length;

(C) the relief provided for the class is adequate, taking into account:

(i) the costs, risks, and delay of trial and appeal;

(ii) the effectiveness of any proposed method of distributing relief to the class, including the method of processing class-member claims;

(iii) the terms of any proposed award of attorney’s fees, including timing of payment; and

(iv) any agreement required to be identified under Rule 23(e)(3); and

(D) the proposal treats class members equitably relative to each other.

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The Movants also contend that New GM does not cite any authority requiring Rule 23 certification for approving a settlement that would bind millions of absent individuals, and that certification of a class under Rule 23 is “only one avenue for binding absent individuals to a court order, not the exclusive method.” (Movants Br. at 21.) The Movants seek to bypass the requirements of Rule 23 in favor of the proposed Notice Procedures, which purportedly provide adequate due process to the millions of economic loss Claimants by offering them an opportunity to object to the approval of the Proposed Settlement. (See, e.g., Proposed Settlement ¶ 2.11(b).) Yet, while it does not appear that any reported cases have held that a court may not approve a settlement agreement that seeks to bind millions of claimants that did not file a proof of claim outside the framework of Rule 23, cases that deal with such an issue like the one before the Court complied with the Rule 23 procedures. The Movants have not cited any precedent approving an avenue other than Rule 23 for binding millions of absent individuals, absent a settlement included in a reorganization plan that is subject to the usual plan confirmation requirements.

Although the Movants may be right that the proposed Notice Procedures provide notice to individual claimants that satisfy due process requirements—a determination that the Court need not make at this time—the protections provided by Rule 23 constitute safeguards intended to protect the interests of absent claimants. For instance, under Rule 23(a), plaintiffs must demonstrate that “the representative parties will fairly and adequately protect the interests of the class.” FED. R. CIV. P. 23(a)(4). Because class members are bound by any judgment in a Rule 23 class action, “[t]his requirement protects the due-process interests of unnamed class members . . . .” Lane v. Page, 272 F.R.D. 558, 571 (D.N.M. 2011) (citations omitted); see also Amchem, 521 U.S. at 621 (“The safeguards provided by Rule 23(a) and (b) class-qualifying criteria, we

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emphasize, are not impractical impediments—checks shorn of utility—in the settlement-class context. First, the standards set for the protection of absent class members serve to inhibit appraisals of the chancellor’s foot kind—class certifications dependent upon the court’s gestalt judgment or overarching impression of the settlement’s fairness.” (emphasis added)).

Simply put, Rule 23 was crafted to allow a representative plaintiff to bind absent plaintiffs that have an identical cause of action against a common defendant. The Proposed Settlement seeks to do just that, but the Movants have not demonstrated why the protections offered by Rule 23 should not apply in this case. The cases cited by New GM, which considered whether class claims could be asserted under Rule 23, although not decided in the context of a class settlement, emphasized that claims can only be asserted collectively if the court grants class certification and did not provide notice to absent individuals outside the framework of the protections afforded by Rule 23. See, e.g., Woodward, 205 B.R. at 369–70; Motors Liquidation, 447 B.R. at 155–68; Bally Total Fitness, 402 B.R. at 620; Musicland, 362 B.R. at 658; Blockbuster, 441 B.R. at 241–42. While it is true that class actions are generally less favored in bankruptcy, class treatment of the economic loss claims here supports rather than adversely affects the administration of the Old GM’s case; only a few important matters, this one included, remain to be resolved. See, e.g., Blockbuster, 441 B.R. at 240–41 (“While a bankruptcy court may, in its discretion, allow the filing of class proofs of claim, ‘class certification is often less desirable in bankruptcy than in ordinary civil litigation,’ as class-based claims have the potential to adversely affect the administration of a case by ‘adding layers of procedural and factual complexity . . . siphoning the Debtors’ resources and interfering with the orderly progression of the reorganization.’” (quoting In re Bally Total Fitness of Greater NY, Inc., 402 B.R. 616, 620–21 (Bankr. S.D.N.Y. 2009)).

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It follows that the proofs of claim filed in this case purportedly on behalf of the millions of economic loss Claimants that did not file proofs of claim cannot be asserted on behalf of those absent individuals without certification of the class under Rule 23. Until certification of the class, such proofs of claim “may not even be a ‘filed’ claim within the meaning of 11 U.S.C. § 502(a).” See Musicland 362 B.R. at 652; see also Woodward, 205 B.R. at 369–70 (expunging class claim because, inter alia, the representative’s failure to seek class certification expeditiously precluded him from invoking class action rules and holding that “[t]he claim cannot be allowed as a class claim until the bankruptcy court directs that Rule 23 apply”). Absent certification, the class claim filed only asserts claims on behalf of the named claimants individually. See, e.g., American Reserve, 840 F.2d at 493 (“[T]he representative is an agent only if the class is certified . . . . If the bankruptcy judge denies the request to certify a class, then each creditor must file an individual proof of claim; the putative agent never obtains ‘authorized agent’ status. If the court certifies the class, however, the self-appointed agent has become ‘authorized,’ and the original filing is effective for the whole class (the principals).”).

V.     CONCLUSION

For the above reasons, the Settlement Agreement as drafted cannot be approved unless the economic loss Claimants can certify one or more classes under Rule 7023. Therefore, the three motions filed by the GUC Trust—the Settlement Motion, the Notice Motion, and the Estimation Motion—are DENIED WITHOUT PREJUDICE.

IT IS SO ORDERED.

Dated:	September 24, 2018
New York, New York

MARTIN GLENN
United States Bankruptcy Judge

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